                                                                    Exhibit 99.3
                                                                  EXECUTION COPY


================================================================================




                AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT


                                      Among


                       CDC MORTGAGE CAPITAL INC., as Buyer


                   NEW CENTURY MORTGAGE CORPORATION, as Seller


                                       and


                        NC CAPITAL CORPORATION, as Seller

                            Dated as of May 10, 2002



================================================================================

                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----
1.   APPLICABILITY ............................................     1

2.   DEFINITIONS ..............................................     1

3.   INITIATION; TERMINATION ..................................    20

4.   MARGIN AMOUNT MAINTENANCE ................................    30

5.   INCOME PAYMENTS ..........................................    30

6.   REQUIREMENTS OF LAW ......................................    31

7.   SECURITY INTEREST ........................................    33

8.   PAYMENT, TRANSFER AND CUSTODY ............................    34

9.   HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS ..............    35

10.  SELLER'S REPRESENTATIONS .................................    35

11.  COVENANTS OF SELLER ......................................    41

12.  EVENTS OF DEFAULT ........................................    51

13.  REMEDIES .................................................    53

14.  INDEMNIFICATION AND EXPENSES .............................    56

15.  RECORDING OF COMMUNICATIONS ..............................    57

16.  SINGLE AGREEMENT .........................................    57

17.  NOTICES AND OTHER COMMUNICATIONS .........................    58

18.  ENTIRE AGREEMENT; SEVERABILITY ...........................    58

19.  NON-ASSIGNABILITY ........................................    58

20.  TERMINABILITY ............................................    58

21.  GOVERNING LAW ............................................    59

22.  SUBMISSION TO JURISDICTION; WAIVERS ......................    59

23.  NO WAIVERS, ETC. .........................................    60

24.  SERVICING ................................................    60

25.  INTENT ...................................................    61

26.  BUYER'S REPRESENTATIONS ..................................    62

27.  NETTING ..................................................    63

28.  PERIODIC DUE DILIGENCE REVIEW ............................    63

29.  BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT ..................    64

30.  MISCELLANEOUS ............................................    65

31.  CONFIDENTIALITY ..........................................    66

32.  CONFLICTS ................................................    66

33.  SET-OFF. .................................................    66

34.  MOST FAVORED STATUS. .....................................    67
------------------------

35.  OBLIGATIONS JOINT AND SEVERAL. ...........................    67

EXHIBITS

SCHEDULE 1         Representations and Warranties Re:  Mortgage Loans

SCHEDULE 2         Subsidiaries

SCHEDULE 3         Litigation

EXHIBIT I          Transaction Request

EXHIBIT II         Underwriting Guidelines

EXHIBIT III        Form of Opinion Letter

EXHIBIT IV         UCC Filing Jurisdictions

EXHIBIT V          Form of Account Agreement

EXHIBIT VI         Form of True Sale Certification

EXHIBIT VII-A      Form of Seller's Release Letter

EXHIBIT VII-B      Form of Warehouse Lender's Release Letter

EXHIBIT VIII       Form of Servicer Notice

EXHIBIT IX         Form of Request for Additional Transactions for Excess Margin

                AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

          This is an AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of May 10, 2002, among NEW CENTURY MORTGAGE CORPORATION, a California corporation ("NCMC"), NC CAPITAL CORPORATION, a California corporation ("NCCC",
              ----                                                       ----
and together with NCMC, "Seller") and CDC MORTGAGE CAPITAL INC., a New York
                         ------
corporation ("Buyer").
              -----

          WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of July 19, 2001 (the "Original Repurchase
                                                      -------------------
Agreement"), between the Seller and the Buyer; and
---------

          WHEREAS the Seller has requested Buyer to agree to amend certain provisions of the Original Repurchase Agreement as set forth in this Amended and Restated Master Repurchase Agreement. The Buyer is willing to agree to such amendments, but only on the terms and subject to the conditions set forth in this Amended and Restated Master Repurchase Agreement.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Buyer hereby agree as follows:

1.   APPLICABILITY

     From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than 364 days after the date of transfer, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be
                                                   -----------
     governed by this Agreement, unless otherwise agreed in writing.

2.   DEFINITIONS

     As used herein, the following terms shall have the following meanings (all terms defined in this Section 2 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice
                                                                        ----
     versa). Terms otherwise not defined herein shall have the meanings assigned
     -----
     thereto in the Custodial and Disbursement Agreement.

     "Account Agreement" shall mean a letter agreement among NCCC, NCMC,
      -----------------
     Servicer, Buyer and the Bank substantially in the form of Exhibit V
                                                               ---------
     attached hereto.

     "Act of Insolvency" shall mean, with respect to any Person, (i) the filing
      -----------------
     of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief which is not discharged within thirty (30) days; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person;
          (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

          "Additional Purchased Assets" shall mean Mortgage Loans or cash
           ---------------------------
          provided by Seller to Buyer or its designee pursuant to Section 4.

          "Adjusted Leverage Ratio" shall mean on any date of determination, the
           -----------------------
          ratio of (a) Total Liabilities to (b) Adjusted Tangible Net Worth.

          "Adjusted Tangible Net Worth" shall mean on any date of determination,
           ---------------------------
          the Tangible Net Worth of Guarantor minus 25% of the amount by which the book value of Junior Securitization Interests included in calculating Tangible Net Worth exceeds Indebtedness of the type described in Section 11(s)(4).

          "Affiliate" shall mean with respect to any Person, any "affiliate" of
           ---------
          such Person, as such term is defined in the Bankruptcy Code.

          "Agreement" shall mean this Amended and Restated Master Repurchase
           ---------
          Agreement, as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

          "ALTA" shall mean the American Land Title Association.
           ----

          "Appraised Value" shall mean the value set forth in an appraisal made
           ---------------
          in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

          "Asset Schedule and Exception Report" shall have the meaning assigned
           -----------------------------------
          thereto in the Deutsche Custodial and Disbursement Agreement.

          "Asset Value" shall mean as of any date of determination with respect
           -----------
          to each Eligible Asset, the lesser of (a) the Purchase Percentage multiplied by the Market Value of such Mortgage Loan as of such date of determination, and (b) the outstanding principal balance of such Eligible Asset as of such date of determination; provided, that, the following additional limitations on Asset Value shall apply:

               (1) the aggregate Asset Value of Wet-Ink Mortgage Loans may not exceed the Wet-Ink Sub-Limit at any time;

         (2) the aggregate Asset Value of Second Lien Mortgage Loans may not exceed the Second Lien Sub-Limit at any time;

         (3) the aggregate Asset Value of Second Lien Mortgage Loans with a CLTV in excess of 100% shall not exceed the Second Lien CLTV Sub-Limit at any time;

         (4) the aggregate Asset Value of a single Mortgage Loan shall not exceed the Mortgage Loan Sub-Limit;

         (5) the aggregate Asset Value of Jumbo Mortgage Loans may not exceed the Jumbo Sub-Limit at any time;

         (6) the aggregate Asset Value of Jumbo(500) Mortgage Loans may not exceed the Jumbo(500) Sub-Limit at any time;

         (7) the aggregate Asset Value of Jumbo(750) Mortgage Loans may not exceed the Jumbo(750) Sub-Limit at any time;

         (8) The aggregate Asset Values of C Credit Mortgage Loans and C Minus Credit Mortgage Loans may not exceed the C/C- Credit Sub-Limit at any time;

         (9)      [Reserved];

         (10) The aggregate Asset Value of Non-owner Occupied Mortgage Loans may not exceed $25,000,000;

         (11) The aggregate Asset Value of High Cost Mortgage Loans may not exceed $10,000,000; and

         (12) the Asset Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a breach of a representation and warranty set forth in Schedule 1
                                                                ----------
                  (assuming each representation and warranty is made as of the date Asset Value is determined), (ii) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of twenty nine
                  (29) calendar days (without regard to any applicable grace periods), (iii) which has not been repurchased by Seller by the earlier to occur of (A) the Termination Date and (B) the 180th day after the date on which it is first purchased by Buyer, (iv) which has been released from the possession of Custodian under the Custodial and Disbursement Agreement to Seller for a period in excess of ten (10) calendar days, (v) which exceed the limitations on Asset Value set forth above or
                  (vi) which is a Wet-Ink Mortgage Loan, for which Custodian has failed to receive the related Mortgage Documents by the seventh (7/th/) Business Day following the applicable Origination Date of such Wet-Ink Mortgage Loan.

      "Assignment of Mortgage" shall mean, with respect to any Mortgage, an
       ----------------------
      assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage to Buyer.

      "Bank" shall mean U.S. Bank National Association, a national banking
       ----
      association, and its successors in interest, or such other depository institution as may be acceptable to Buyer in its sole discretion, and their respective successors in interest.

      "Bank of America Financing Facility" shall mean the Master Repurchase
       ----------------------------------
      Agreement dated as of May 10, 2002, as may be amended from time to time, by and between New Century Funding A and Bank of America, N.A. and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as
       ---------------
      amended from time to time.

      "Basic Status Report and Exception Report" shall have the meaning assigned
       ----------------------------------------
      thereto in the US Bank Custodial Agreement.

      "Business Day" shall mean any day other than (i) a Saturday or Sunday or
       ------------
      (ii) a day on which banks in the State of New York (or state in which any of Custodian, Disbursement Agent, Seller or Buyer is located) is authorized or obligated by law or executive order to be closed.

      "Buyer" shall mean CDC Mortgage Capital Inc., a New York corporation, and
       -----
      its successors in interest and assigns.

      "C Credit Mortgage Loan" shall mean each Mortgage Loan originated in
       ----------------------
      accordance with the Underwriting Guidelines criteria for "C" credit mortgage loans.

      "C/C- Credit Sub-Limit" shall mean an amount equal to $60,000,000.
       ---------------------

      "C Minus Credit Mortgage Loans" shall mean each Mortgage Loan originated
       -----------------------------
      in accordance with the Underwriting Guidelines criteria for "C-" credit mortgage loans.

      "Capital Lease Obligations" shall mean, for any Person, all obligations of
       -------------------------
      such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      "Class" shall mean with respect to a Purchased Asset, the designation of
       -----
      such Purchased Asset as one or more of the following: (i) a Mortgage Loan,
      (ii) a Wet-Ink Mortgage Loan, (iii) a Second Lien Mortgage Loan, (iv) a Jumbo Mortgage Loan, (v) a Jumbo(500)

      Mortgage Loan, (vi) a Jumbo(750) Mortgage Loan, (vii) a C Credit Mortgage Loan, (viii) a C Minus Credit Mortgage Loan, (ix) a Non-owner Occupied Mortgage Loan, and/or (x) a High Cost Mortgage Loan.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time
       ----
      to time.

      "Collection Account" shall mean the account established by the Bank
       ------------------
      subject to an Account Agreement, into which all Income shall be deposited.

      "Combined Loan-to-Value Ratio or CLTV" shall mean with respect to any
       ------------------------------------
      Second Lien Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value of the Mortgage Property as of the Origination Date or the purchase price of the Mortgaged Property.

      "Commonly Controlled Entity" shall mean an entity, whether or not
       --------------------------
      incorporated, which is under common control with Seller within the meaning of Section 4001 of ERISA or is part of a group which includes Seller and which is treated as a single employer under Section 414 of the Code.

      "Company Securitization Transaction" shall mean an issuance of
       ----------------------------------
      Mortgage-backed Securities by NCCC, NCMC, or by SBRC, or any other registered broker dealer, or an Affiliate of any of them, on behalf of NCCC or NCMC, through a trust or other entity created by NCCC or NCMC, SBRC or any other registered broker-dealer which Mortgage-backed Securities are either secured (in whole or in part) by Mortgage Loans originated or acquired by NCCC or NCMC or evidence the entire beneficial ownership interest therein, and in connection with which one or more Junior Securitization Interests are issued to NCCC or NCMC or any Affiliate.

      "Change of Control" shall mean the occurrence, after the Effective Date,
       -----------------
      of any of the following circumstances: (a) Guarantor not owning, directly or indirectly, all of the issued and outstanding capital stock of NCMC; or
      (b) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Guarantor (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of Guarantor entitled to vote in the election of directors; (c) any Person, or two or more Persons acting in concert, other than the Management Shareholders, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of and, control over securities of Guarantor (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of Guarantor entitled to vote in the election of directors; or (d) Robert Cole ceasing to be Chairman and Chief Executive Officer of Guarantor.

      "Confirmation" shall have the meaning specified in Section 3(c).
       ------------

      "Countrywide Financing Facility" shall mean the Master Repurchase
       ------------------------------
      Agreement, dated as of July 28, 2000, and Annex I thereto, as may be amended from time to time, among between Countrywide Warehouse Lending and NC Residual Corporation II, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Custodial and Disbursement Agreement" shall mean either the US Bank
       ------------------------------------
      Custodial Agreement or the Deutsche Custodial and Disbursement Agreement, as applicable.

      "Custodial Identification Certificate" shall have the meaning assigned
       ------------------------------------
      thereto in the Custodial and Disbursement Agreement.

      "Custodian" shall mean (i) U.S. Bank National Association, a national
       ---------
      banking association, and its successors in interest, as custodian under the US Bank Custodial Agreement; or (ii) Deutsche Bank National Trust Company, a national banking association, and its successors in interest, as custodian under the Deutsche Custodial and Disbursement Agreement, and any successor Custodian under the Deutsche Custodial and Disbursement Agreement, as applicable; provided that Buyer in its sole discretion may terminate U.S. Bank National Association as custodian at any time after August 15, 2002.

      "Daily Leverage Ratio" shall mean on any date of determination, the ratio
       --------------------
      of (a) Total Liabilities of Guarantor and its Subsidiaries on such date to
      (b) Tangible Net Worth of Guarantor and its Subsidiaries as of the last day of the most recently completed month.

      "Default" shall mean an Event of Default or an event that with notice or
       -------
      lapse of time or both would become an Event of Default.

      "Deutsche Custodial and Disbursement Agreement" shall mean that custodial
       ---------------------------------------------
      and disbursement agreement, dated as of May 10, 2002, by and among Buyer, NCCC, NCMC and Custodian, as the same shall be modified and supplemented and in effect from time to time.

      "Disbursement Agent" shall mean Deutsche Bank National Trust Company, a
       ------------------
      national banking association, and its successors in interest, as disbursement agent under the Custodial and Disbursement Agreement, and any successor Disbursement Agent under the Custodial and Disbursement Agreement.

      "Dollars" and "$" shall mean lawful money of the United States of America.
       -------       -

      "Due Diligence Review" shall mean the performance by Buyer of any or all
       --------------------
      of the reviews permitted under Section 27 with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

      "Early Termination Percentage" shall mean 25 basis points (0.25%) less
       ----------------------------
      0.02 basis points (0.02%) for each calendar month that has elapsed since March 15, 2002.

      "Effective Date" shall mean the date upon which the conditions precedent
       --------------
      set forth in Section 3(a)(1) shall have been satisfied.

      "Electronic Transmission" shall mean the delivery of information in an
       -----------------------
      electronic format acceptable to the applicable recipient thereof.

      "Eligible Asset" shall mean a Mortgage Loan, including a Wet-Ink Mortgage
       --------------
      Loan, (i) as to which the representations and warranties in Schedule 1
                                                                  ----------
      attached hereto are true and correct, (ii) which is underwritten strictly in accordance with the Underwriting Guidelines of Seller, and (iii) which is secured by a Residential Dwelling.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
       -----
      amended from time to time.

      "ERISA Affiliate" shall mean any corporation or trade or business that is
       ---------------
      a member of any group of organizations (i) described in Section 414(b) or
      (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

      "Eurodollar Rate" shall mean, with respect to each day a Transaction is
       ---------------
      outstanding, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR at or about 9:00 a.m., New York time, on such date (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the average rate per annum at which three mutually acceptable banks are offered Dollar deposits at or about 9:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the amount of the Transactions to be outstanding on such day. The Eurodollar Rate shall be reset by Buyer as described above and Buyer's determination of Eurodollar Rate shall be conclusive upon the parties absent manifest error on the part of Buyer

      "Event of Default" has the meaning specified in Section 12.
       ----------------

      "Excess Margin" has the meaning specified in Section 3(r).
       -------------

      "Existing Financing Facilities" shall mean the Bank of America Financing
       -----------------------------
      Facility, Countrywide Financing Facility, the Greenwich Financing Facility, the Morgan Stanley Financing Facility, the Salomon Financing Facility, the Salomon NCMC Financing Facility, the Salomon REO Financing Facility, the Salomon Residual Financing Facility, the US Bank Financing Facility, the UBS Financing Facility and the USB Financing Facility.

      "Fannie Mae" shall mean the Federal National Mortgage Association, and its
       ----------
      successors in interest.

      "Foreclosed Loan" shall mean a loan the property securing which has been
       ---------------
      foreclosed upon by Seller.

      "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, and
       -----------
      its successors in interest.

      "GAAP" shall mean generally accepted accounting principles as in effect
       ----
      from time to time in the United States.

      "Governmental Authority" shall mean any nation or government, any state or
       ----------------------
      other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over NCCC, NCMC, Guarantor, any of their respective Subsidiaries or any of their properties.

      "Greenwich Financing Facility" shall mean the Residual Financing Facility
       ----------------------------
      Agreement dated as of June 23, 1999, as may be amended from time to time, by and between NCCC and Greenwich Capital Financial Products, Inc. and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

      "Guarantee" shall mean, as to any Person, any obligation of such Person
       ---------
      directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well another Person, to purchase assets, goods, securities or services, or to agree to take-or-pay arrangement or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, or other principal and interest advances made in the ordinary course of servicing the Mortgage Loans. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative
       ---------       ----------
      meanings.

      "Guarantor" shall mean New Century Financial Corporation, a California
       ---------
      corporation, and its successors in interest.

      "Guaranty" shall mean the Guaranty, dated as of the date hereof, made by
       --------
      Guarantor in favor of Buyer, which shall be in form and substance satisfactory to Buyer in all respects.

      "Income" shall mean, with respect to any Mortgage Loan at any time, all
       ------
      collections and proceeds on or in respect of the Mortgage Loans, including, without limitation, any principal thereof then payable and all interest or other distributions payable thereon less any related servicing fee(s) charged by Servicer.

     "Indebtedness" shall mean, for any Person: (a) obligations created, issued
      ------------
     or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others Guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; and (i) Capital Lease Obligations of such Person.

     "Initial Funding" shall mean the date upon which the conditions precedent
      ---------------
     set forth in Section 3(a)(2) shall have been satisfied.

     "Interest Rate Protection Agreement" shall mean, with respect to any or all
      ----------------------------------
     of the Mortgage Loans, any short sale of US Treasury securities, or futures contract, or options related contract, or interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies and acceptable to Buyer.

     "Investment" shall mean with respect to any Person, any direct or indirect
      ----------
     purchase or other acquisition by that Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

     "Jumbo Mortgage Loans" shall mean each Mortgage Loan with a principal
      --------------------
     balance as of origination of more than $275,000.

     "Jumbo Sub-Limit" shall mean an amount equal to $140,000,000
      ---------------

     "Jumbo(500) Mortgage Loans" shall mean each Mortgage Loan with a principal
      -------------------------
     balance as of origination of more than $500,000 and less than or equal to $750,000.

     "Jumbo(500) Sub-Limit" shall mean an amount equal to $80,000,000.
      --------------------

     "Jumbo(750) Mortgage Loans" shall mean shall mean each Mortgage Loan with a
      -------------------------
     principal balance as of origination of more than $750,000.

     "Jumbo(750) Sub-Limit" shall mean an amount equal to $40,000,000.
      --------------------

     "Junior Securitization Interests" shall mean a Mortgage-backed Security
      -------------------------------
     created in a Company Securitization Transaction that represents a subordinated right to receive principal or interest payments on the underlying Mortgage Loans (whether or not such subordination arises only under particular circumstances).

     "Late Payment Fee" has the meaning specified in Section 5(b).
      ----------------

     "Leverage Ratio" shall mean on any date of determination, the ratio of (a)
      --------------
     Total Liabilities to (b) Tangible Net Worth.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or
      ----
     similar encumbrance.

     "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the
      -------------------      ---
     ratio of the original outstanding principal amount of such Mortgage Loan at the time of origination to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination of such Mortgage Loan and (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of such Mortgage Loan, the purchase price of the related Mortgaged Property.

     "Management Shareholders" shall mean Robert K. Cole, Brad A. Morrice, and
      -----------------------
     Edward F. Gotschall.

     "Margin Base" shall mean the aggregate Asset Value of all Purchased Assets
      -----------
     which are Eligible Assets.

     "Margin Deficit" has the meaning specified in Section 4.
      --------------

     "Market Value" shall mean, as of any date in respect of any Mortgage Loan,
      ------------
     the price at which such Mortgage Loan could readily be sold as determined in Buyer's sole discretion using its reasonable business judgment, which price may be determined to be zero. Buyer's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of Buyer.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the
      -----------------------
     Property, business, operations, financial condition or prospects of NCCC, NCMC or Guarantor, (b) the ability of NCCC or NCMC to perform its obligations under any of the Repurchase Documents to which it is a party,
     (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of Buyer under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the

     Repurchase Documents, (f) the Asset Value of the Purchased Assets or (g) the ability of Guarantor to perform its obligations under the Guaranty.

     "Maximum Amount" shall mean $400,000,000.
      --------------

     "Morgan Stanley Financing Facility" shall mean the Master Loan and Security
      ---------------------------------
     Agreement dated December 1, 2000, as may be amended from time to time, between NCCC and Morgan Stanley Dean Witter Mortgage Capital, Inc. and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

     "Mortgage" shall mean the mortgage, deed of trust or other instrument
      --------
     securing a Mortgage Note, which creates a first lien or second lien on a fee simple Residential Dwelling securing the Mortgage Note.

     "Mortgage File" shall have the meaning assigned thereto in the Custodial
      -------------
     and Disbursement Agreement.

     "Mortgage Loan" shall mean a mortgage loan originated in accordance with
      -------------
     the Underwriting Guidelines which Custodian has been instructed to hold for Buyer pursuant to the Custodial and Disbursement Agreement including any Wet-Ink Mortgage Loan listed on a Transaction Request, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage, and (ii) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

     "Mortgage Loan Sub-Limit" shall mean $1,000,000.
      -----------------------

     "Mortgage Note" shall mean the original executed promissory note or other
      -------------
     evidence of the indebtedness of a Mortgagor with respect to a Mortgage
     Loan.

     "Mortgage-backed Security" shall mean a security (including, without
      ------------------------
     limitation, a participation certificate) that is an interest in a pool of Mortgage Loans or is secured by such an interest.

     "Mortgaged Property" shall mean a fee simple interest in the real property
      ------------------
     (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

     "Mortgagee" shall mean the record holder of a Mortgage Note secured by a
      ---------
     Mortgage.

     "Mortgagor" shall mean the obligor or obligors on a Mortgage Note,
      ---------
     including any person who has assumed or guaranteed the obligations of the obligor thereunder.

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
      ------------------
     Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "NCCC" shall mean NC Capital Corporation, a California corporation, and its
      ----
     successors in interest.

     "NCMC" shall mean New Century Mortgage Corporation, a California
      ----
     corporation, and its successors in interest.

     "NCRC" shall mean NC Residual II Corporation, a Delaware corporation, and
      ----
     its successors in interest.

     "Net Worth" shall mean with respect to any Person, on any date of
      ---------
     determination, the net worth of such Person as of such date, determined in accordance with GAAP.

     "Non-owner Occupied Mortgage Loans" shall mean each Mortgage Loan with
      ---------------------------------
     respect to which the improvements on the Mortgaged Property are not occupied by the owner of such Mortgaged Property.

     "Non-Use Fee" has the meaning specified in Section 3(p).
      -----------

     "Origination Date" shall mean the date a Mortgage Loan is funded by any
      ----------------
     originator and the proceeds are disbursed to a borrower under such Mortgage Loan.

     "Payment Calculation Date" shall mean the tenth (10/th/) day of each month.
      ------------------------

     "Payment Date" shall mean two (2) Business Days after the Payment
      ------------
     Calculation Date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
      ----
     succeeding to any or all of its functions under ERISA.

     "Periodic Advance Repurchase Payment" has the meaning specified in Section
      -----------------------------------
     5(b).

     "Person" shall mean any individual, corporation, company, voluntary
      ------
     association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

     "Plan" shall mean an employee benefit or other plan established or
      ----
     maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Post-Default Rate" shall mean, in respect of any day a Transaction is
      -----------------
     outstanding or any other amount under this Agreement or any other Repurchase Document that is not paid when due to Buyer at the stated Repurchase Date or otherwise when due (a "Post-Default Day"), a rate per annum on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4% per annum plus the Prime Rate on such Post-Default Day.
                           ----

     "Price Differential" means, with respect to any Transaction hereunder as of
      ------------------
     any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

     "Pricing Rate" shall mean a rate per annum equal to the sum of (a) the
      ------------
     Eurodollar Rate plus (b) the Pricing Spread.

     "Pricing Spread" shall mean the applicable rates per annum set forth below
      --------------
     for each type of Eligible Asset for each day during the related Interest
     Period:

          (b) Mortgage Loans (other than Wet-Ink Mortgage Loans), 0.95% (95) basis points; and

          (c)  Wet-Ink Mortgage Loans, 1.25% (125) basis points.

     "Prime Rate" shall mean the prime rate announced to be in effect from time
      ----------
     to time, as published as the average rate in The Wall Street Journal.
                                                  --- ---- ------ -------

     "Property" shall mean any right or interest in or to property of any kind
      --------
     whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Purchase Agreement" shall mean any purchase agreement by and between NCCC
      ------------------
     or NCMC and any third party, including without limitation, any Affiliate of NCCC or NCMC, pursuant to which NCCC or NCMC has purchased assets subsequently sold to Buyer hereunder.

     "Purchase Date" shall mean the date on which Purchased Assets are
      -------------
     transferred by Seller to Buyer or its designee (including Custodian).

     "Purchase Percentage" shall mean the applicable percentage set forth below
      -------------------
     for each type of Eligible Assets:

          (a)  Mortgage Loans (other than Wet-Ink Mortgage Loans), 98%; and

          (b)  Wet-Ink Mortgage Loans, 98%.

     "Purchase Price" shall mean on each Purchase Date, the price at which
      --------------
     Purchased Assets are transferred by Seller to Buyer or its designee (including Custodian) which shall equal the Asset Value for such Purchased Assets on the Purchase Date.

     "Purchased Assets" shall mean the Mortgage Loans sold by Seller to Buyer in
      ----------------
     a Transaction, and any Additional Purchased Assets.

     "Purchased Items" has the meaning specified in Section 7.
      ---------------

     "Qualified Originator" means NCMC, any of its subsidiaries set forth on
      --------------------
     Schedule 2, or any other originator of Mortgage Loans acceptable to Buyer in its sole discretion.

     "Quarterly Average Leverage Ratio" shall mean for each three (3) month
      --------------------------------
     period ending on March 31, June 30, September 30 or December 31 of any year during the term of this Agreement, the ratio of (a) the average daily amount of Total Liabilities of Guarantor and its Subsidiaries outstanding during such three (3) month period to (b) the average of the Tangible Net Worth of Guarantor and its Subsidiaries at the end of each month during such three (3) month period.

     "Regulations T, U and X" shall mean Regulations T, U and X of the Board of
      ----------------------
     Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "REO Property" shall mean real property acquired by Seller, including a
      ------------
     Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

     "REO Sub" shall mean New Century REO Corp., a California corporation.
      -------

     "Reportable Event" shall mean any of the events set forth in Section
      ----------------
     4043(b) of ERISA or a successor provision thereof, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 2615 or one or more successor provision thereof.

     "Repurchase Date" shall mean the date on which Seller is to repurchase the
      ---------------
     Purchased Assets from Buyer as specified in the related Confirmation, including any date determined by application of the provisions of Sections 3 or 13; which date shall be specified as "open" unless otherwise requested by Seller and agreed by Buyer; provided that in no event shall the Repurchase Date be in excess of 364 days after the Purchase Date.

     "Repurchase Documents" shall mean this Agreement, the Custodial Agreement,
      --------------------
     the Custodial and Disbursement Agreement, the Guaranty and the Account Agreement.

     "Repurchase Obligations" shall have the meaning specified in Section 7(b).
      ----------------------

     "Repurchase Price" means the price at which Purchased Assets are to be
      ----------------
     transferred from Buyer or its designee (including Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Advance Repurchase Payments (including Late Payment Fees, if any) actually received by Buyer pursuant to Sections 5(a) or 5(b), respectively.

     "Requirement of Law" shall mean as to any Person, the certificate of
      ------------------
     incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Residential Dwelling" shall mean any one of the following: (i) a detached
      --------------------
     single family dwelling, (ii) a two-to-four family dwelling, (iii) a unit in a condominium project, (iv) a detached single family dwelling in a planned unit development or (v) manufactured housing units. Mortgaged Properties that consist of the following property types are not Residential Dwellings:
     (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes, and (f) any dwelling situated on more than ten acres of property.

     "Residual Finance Subsidiaries" shall mean (a) NC Residual Corporation, a
      -----------------------------
     Delaware corporation, as long as it is a wholly-owned Subsidiary of NCMC and does not amend its Certificate of Incorporation as in effect on March 20, 1998, and (b) any other wholly-owned Subsidiary of NCMC or NCCC that, pursuant to its Articles or Certificate of Incorporation, has a purpose limited to the ownership of Junior Securitization Interests, the establishment of one or more securitization trusts, issuing securities backed by such Junior Securitization Interests, otherwise financing such Junior Securitization Interests, and lawful activities incidental to and necessary and convenient to the foregoing.

     "Residual Financing Agreements" shall mean collectively, the Global Master
      -----------------------------
     Repurchase Agreement dated as of March 29, 2001 by and between Salomon Smith Barney, Inc., as Agent for Salomon Brothers International, Inc., and NCCC, as amended, supplemented, restated or otherwise modified and in effect from time to time, (ii) the Global Master Repurchase Agreement dated as of March 29, 2001 by and between Salomon Smith Barney, Inc., as Agent for Salomon Brothers International, Inc., and NCRC, as amended, supplemented, restated or otherwise modified and in effect from time to time, and (iii) any similar agreements pursuant to which "Residual Financing" (as defined in the Residual Security Agreement) is hereafter provided to NCMC or NCCC or any Subsidiary of NCMC or NCCC.

     "Residual Security Agreement" shall mean the Amended and Restated Security
      ---------------------------
     Agreement dated as of April 30, 2000 by and among NCCC, NCRC and U.S. Bank National Association, as collateral agent for (i) the Lenders (as defined therein), (ii) U.S. Bancorp Leasing & Financial, successor in interest to FBS Business Finance Corp. (the "Lessor"), as Lessor under any present or future leases of equipment by the Lessor, as lessor, to NCCC, NCMC or Guarantor, as lessee, or as lender under any present or future loan by the Lessor, as lender, to NCCC, NCMC or Guarantor, as borrower, secured by equipment and (iii) the Subordinated Noteholder (as defined therein).

     "Responsible Officer" shall mean, as to any Person, the chief executive
      -------------------
     officer, the chief financial officer, the treasurer or the chief operating officer of such Person.

     "Risk Rating" shall mean the risk rating of a Mortgage Loan, as determined
      -----------
     using the Underwriting Guidelines.

     "Restricted Payment" shall mean, with respect to any Person, collectively,
      ------------------
     all dividends or other distributions of any nature (cash, securities, assets or otherwise), and all payments, by virtue of redemption or otherwise, on any class of equity securities (including, without limitation, warrants, options or rights therefor) issued by such Person, whether such securities are now or may hereafter be authorized or outstanding and any distribution in respect of any of the foregoing, whether directly or indirectly.

     "Salomon Financing Facility" shall mean TBMA/ISMA Global Master Repurchase
      --------------------------
     Agreement, as may be amended from time to time, by and between Salomon Smith Barney Inc. as agent for Salomon Brothers International Ltd. and NCCC and Annex I thereto, dated as of March 29, 2001 and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

     "Salomon NCMC Financing Facility" shall mean the Letter Agreement, dated
      -------------------------------
     December 1, 2000, as may be amended from time to time, by and among Salomon Brothers Realty Corp., NCCC and NCMC and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

     "Salomon REO Financing Facility" shall mean the Master Loan and Security
      ------------------------------
     Agreement dated as of April 1, 2000, as may be amended from time to time, by and between NCMC, NCCC and SBRC, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

     "Salomon Residual Financing Facility" shall mean TBMA/ISMA Global Master
      -----------------------------------
     Repurchase Agreement, as may be amended from time to time, by and between Salomon Smith Barney Inc as Agent for Salomon Brothers International Ltd. and NC Residual II Corporation and Annex I thereto, dated as of March 29, 2001 and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer; provided that amounts available under the Salomon Residual Financing Facility may be reduced by up to $2,000,000 per month and $9,000,000 per quarter in accordance with its terms.

     "SBRC" shall mean Salomon Brothers Realty Corp., a Delaware corporation.
      ----

     "Second Lien Mortgage Loans" shall mean an Eligible Asset secured by a lien
      --------------------------
     on the Mortgaged Property, subject to one prior lien on such Mortgaged Property.

     "Second Lien Sub-Limit" shall mean an amount equal to $40,000,000.
      ---------------------

     "Second Lien CLTV Sub-Limit" shall mean with respect to Second Lien
      --------------------------
     Mortgage Loans with a Combined Loan to Value Ratio of greater than 100%, $20,000,000.

     "Security Agreement" shall mean with respect to any Mortgage Loan, any
      ------------------
     contract, instrument or other document related to security for repayment thereof (other than the related Mortgage and Mortgage Note), executed by the Mortgagor and/or others in connection with such Mortgage Loan, including without limitation, any security agreement, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit or certificate of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

     "Seller" shall mean NCCC and NCMC.
      ------

     "Seller Asset Schedule" shall have the meaning assigned thereto in the
      ---------------------
     Custodial and Disbursement Agreement.

     "Seller-Related Obligations" shall mean any obligations of NCCC or NCMC
      --------------------------
     hereunder and under any other arrangement between NCCC, NCMC or an Affiliate of NCCC or NCMC on the one hand and Buyer or an Affiliate of Buyer on the other hand.

     "Servicer" shall have the meaning specified in Section 24.
      --------

     "Servicer Account" shall mean any account established by Servicer in
      ----------------
     connection with the servicing of the Mortgage Loans.

     "Servicing Agreement" has the meaning specified in Section 24.
      -------------------

     "Servicing Contract" shall mean a contract or agreement purchased by NCCC
      ------------------
     or NCMC or entered into by NCCC or NCMC for its own account (and not as nominee or subservicer), whether now existing or hereafter purchased or entered into, pursuant to which NCCC or NCMC services Mortgage Loans or Mortgage Loan pools for Persons other than itself or the other Seller.

     "Servicing File" means with respect to each Mortgage Loan, the file
      --------------
     retained by Seller consisting of originals of all documents in the Mortgage File which are not delivered to a Custodian and copies of all documents in the Mortgage File set forth in Section 2 of the Custodial and Disbursement Agreement.

     "Servicing Records" has the meaning specified in Section 24.
      -----------------

     "Settlement Agent" shall mean, with respect to any Transaction, the entity,
      ----------------
     which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated, which funds such Mortgage Loan with amounts wired pursuant to the terms of an Existing Financing Facility.

     "Sub-Limit" shall mean any of the Web-Ink Sub-Limit, the Second Lien
      ---------
     Sub-Limit, the Second Lien CLTV Sub-Limit, the Mortgage Loan Sub-Limit, the Jumbo Sub-Limit, the Jumbo(500) Sub-Limit, the Jumbo(750) Sub-Limit at any time, and the C/C- Credit Sub-Limit.

     "Subordinated Debt" shall mean any Indebtedness of NCCC or NCMC, now
      -----------------
     existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of all obligations hereunder in a manner and to an extent that Buyer has approved in writing prior to the creation of such Indebtedness.

     "Subsidiary" shall mean, with respect to any Person, any corporation,
      ----------
     partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Tangible Net Worth" shall mean on any date of determination, the
      ------------------
     consolidated Net Worth of Guarantor, NCCC or NCMC, as applicable, and its respective Subsidiaries, minus the consolidated book value of all assets of Guarantor, NCCC or NCMC, as applicable, and its respective Subsidiaries (to the extent reflected as an asset in the balance sheet of Guarantor, NCCC or NCMC, as applicable, or any such Subsidiary at such date) which are treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that Junior Securitization Interests shall not be treated as intangibles for purposes of this definition.

     "Term Purchased Asset" shall mean any Purchased Asset for which Buyer and
      --------------------
     Seller shall have agreed that the Repurchase Date is not "open".

     "Termination Date" shall mean the date which is 364 days from March 14,
      ----------------
     2002 which shall be March 14, 2003 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as may be extended pursuant to Section 3(n).

     "Termination Fee" has the meaning specified in Section 3(p).
      ---------------

     "Test Period" shall mean each consecutive three-month period commencing
      -----------
     with the three-month period from the Effective Date to the date that is three months after the Effective Date, provided that with respect to the first Test Period, for purposes of determining if a Non-Use Fee is payable, the first Test Period shall begin on August 1, 2001 and end on the date that is 3 months after the Effective Date.

     "Total Liabilities" shall mean on any date of determination, the amount, on
      -----------------
     a consolidated basis, of the liabilities of Guarantor, NCCC or NCMC, as applicable, and its respective Subsidiaries, determined in accordance with GAAP, minus Subordinated Debt.

     "Transaction" has the meaning specified in Section 1.
      -----------

     "Transaction Request" means a request from Seller to Buyer, in the form
      -------------------
     attached as Exhibit I hereto, to enter into a Transaction.

     "True Sale Certification" shall mean a true sale certification in the form
      -----------------------
     of Exhibit VI attached hereto.
        ----------

     "Trust Receipt" shall mean a trust receipt issued by Custodian to Buyer
      -------------
     confirming Custodian's possession of certain Mortgage Files which are held by Custodian for the benefit of Buyer or the registered holder of such trust receipt.

     "UBS Financing Facility" shall mean the Committed Note Purchase Agreement
      ----------------------
     dated as of May 10, 2002, as may be amended from time to time, by and between New Century Funding I and UBS Real Estate Securities Inc. (formerly known as Paine Webber Real Estate Securities Inc.) and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer; provided that the UBS Financing Facility may be terminated or amounts available to Seller thereunder may be reduced so long as it is a result of the repayment of all amounts due thereunder other than as a result of an acceleration or a default.

     "Underwriting Guidelines" shall mean the underwriting guidelines delivered
      -----------------------
     by Seller to Buyer on or prior to the Effective Date and as may be modified or supplemented from time to time thereafter as approved by Buyer in its sole discretion attached hereto as Exhibit II.

     "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code
      -----------------------      ---
     as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Items is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "US Bank Custodial Agreement" shall mean that custodial agreement, dated as
      ---------------------------
     of July 19, 2001 by and among Buyer, NCCC, NCMC and Custodian, as the same shall be modified and supplemented and in effect from time to time.

     "US Bank Financing Facility" shall mean the Subordinated Loan Agreement by
      --------------------------
     and among NCMC and US Bank National Association, dated April 28, 2000, as may be amended from time to time, and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer.

     "USB Financing Facility" shall mean the Fifth Amended and Restated Credit
      ----------------------
     Agreement dated as of May 23, 2001, as may be amended from time to time, by and among NCCC, NCMC and U.S. Bank National Association as agent for the lenders thereunder and all other documents or agreements executed in connection therewith, or replacement facilities with substantially similar terms (including, but not limited to, amounts and rates) with financial institutions approved by Buyer; provided that on or prior to July 31, 2001 Bank United may cease being a lender thereunder and the commitment may be reduced by the amount of Bank United's commitment amount.

     "USB Settlement Account" shall mean the following account of U.S. Bank
      ----------------------
     National Association as agent for the lenders under the USB Financing Facility, U.S. Bank National Association, Minneapolis, Minnesota, ABA # 0910-0002-2 for credit to New Century Mortgage Corporation, Collateral Account #1731-0097-1378.

     "Wet-Ink Mortgage Loan" shall mean an Eligible Asset which is sold to Buyer
      ---------------------
     within 6 Business Days of, the origination thereof by Seller, which origination is in accordance with the Underwriting Guidelines and is funded in part or in whole with cash advanced directly to the USB Settlement Account or an escrow agent, Settlement Agent, or Warehouse Lender approved by Buyer in its sole discretion.

     "Wet-Ink Sub-Limit" shall mean an amount equal to (i) with respect to the
      -----------------
     first five (5) Business Days of each calendar month, $200,000,000, (ii) with respect to the last three (3) Business Days of each calendar month, $200,000,000 and (iii) at all other times, $160,000,000.

     "Worth Purchase Agreement" shall mean the mortgage loan purchase agreement,
      ------------------------
     dated as of July 1, 2001 between Worth Funding Incorporated and NCMC, as the same shall be modified and supplemented and in effect from time to time, pursuant to which NCMC buys certain of the Eligible Assets from Worth Funding Incorporated.

3.   INITIATION; TERMINATION

     (a)  Conditions Precedent to the Effective Date.
          ------------------------------------------

          (1) The Effective Date hereof is subject to the satisfaction, immediately prior to or concurrently therewith, of the conditions precedent that Buyer shall have received from Seller any fees and expenses payable hereunder (including, without limitation, the fee required pursuant to Section 3(q)), and all of the following documents, each of which shall be satisfactory in form and substance to Buyer and its counsel:

                    (A)  The following Repurchase Documents delivered to Buyer:

                              (1) Amended and Restated Master Repurchase
                                  --------------------------------------
                    Agreement. This Amended and Restated Master Repurchase Agreement duly completed and executed by the parties thereto. In addition, Seller shall have taken such other action as Buyer shall have requested in order to perfect the security interests created pursuant to this Agreement;

                              (2) Deutsche Custodial and Disbursement Agreement.
                                  ---------------------------------------------
                    The Deutsche Custodial and Disbursement Agreement, duly executed and delivered by NCMC, NCCC, Buyer and Deutsche Bank

                    National Trust Company. In addition, Seller shall have taken such other action as Buyer shall have requested in order to transfer the Purchased Assets pursuant to this Agreement;

                         (3)  UCC Financing Statements. Amendments to the UCC
                              ------------------------
                    Financing Statements naming each of NCCC and NCMC as Debtor and Buyer as Secured Party and describing the Purchased Items;

                         (4)  Opinions of Counsel. An opinion or opinions of
                              -------------------
                    outside counsel to each of NCCC, NCMC and Guarantor, substantially in the form of Exhibit III;
                                                 -----------

                         (5)  Organizational Documents. A good standing
                              ------------------------
                    certificate and certified copies of the charter and by-laws (or equivalent documents) of each of NCCC, NCMC and Guarantor and of all corporate or other authority for NCCC, NCMC or Guarantor, as applicable, with respect to the execution, delivery and performance of the Repurchase Documents to which it is a party and each other document to be delivered by NCCC, NCMC or Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from NCCC, NCMC or Guarantor, as applicable, to the contrary);

                         (6)  Underwriting Guidelines. A copy of Seller's
                              -----------------------
                    current Underwriting Guidelines, and any material changes to the Underwriting Guidelines made since the Underwriting Guidelines were last delivered to Buyer;

                         (7)  Servicing Agreement(s). Any Servicing Agreement,
                              ----------------------
                    certified as a true, correct and complete copy of the original;

                         (8)  Consents and Waivers. Any and all irrevocable
                              --------------------
                    consents and waivers required under the Existing Financing Facilities;

                         (9)  UCC Amendments and Releases. Any and all
                              ---------------------------
                    amendments or terminations of UCC financing statements required by Buyer; and

                         (10) Other Documents. Such other documents as Buyer may
                              ---------------
                    reasonably request, in form and substance reasonably acceptable to Buyer.

     (b)  Conditions Precedent to all Transactions. Buyer's obligation to enter
          ----------------------------------------
          into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

          (1) Seller shall have delivered a Transaction Request via Electronic Transmission in accordance with the procedures set forth in
               Section 3(c);

          (2) no Default or Event of Default shall have occurred and be continuing under the Repurchase Documents;

          (3) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Maximum Amount;

          (4) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 10, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (5) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions;

          (6) subject to Buyer's right to perform one or more Due Diligence Reviews pursuant to Section 28, Buyer shall have completed its due diligence review of the Mortgage File for each Purchased Asset, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review and such review shall be satisfactory to Buyer in its sole discretion;

          (7) Buyer shall have received from Seller certified copies of any Servicing Agreement relating to the Eligible Assets and Buyer shall have reviewed and approved each such Servicing Agreement in its sole discretion;

          (8) Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Section 14(b) which amount, at Buyer's option, may be withheld from the sale proceeds of any Transaction hereunder;

          (9) Buyer shall have approved, in its sole discretion, all exceptions to the Underwriting Guidelines;

          (10) none of the following shall have occurred and/or be continuing:

                    (A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

                    (B) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                    (C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or

          (11) with respect to each Eligible Asset, Buyer shall have received from Custodian on each Purchase Date an Asset Schedule and Exception Report or Trust Receipt and Basic Status Report, as applicable, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day;

          (12) Buyer shall have received from Seller a Warehouse Lender's Release Letter substantially in the form of Exhibit VII-B hereto
                                                           -------------
               (or such other form acceptable to Buyer) or a Seller's Release Letter substantially in the form of Exhibit VII-A hereto (or such
                                                   -------------
               other form acceptable to Buyer) covering each Eligible Asset to be sold to Buyer;

          (13) The aggregate requested Purchase Price of Eligible Assets that are not Wet-Ink Mortgage Loans that Seller has requested Buyer purchase pursuant to the Transaction Request is equal to or in excess of $10,000,000;

          (14) Buyer shall not have determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions;

          (15) With respect to Mortgage Loans for which U.S. Bank National Association is or is to be Custodian, after August 15, 2002, Buyer shall have approved such Transaction in its sole discretion; and

          (16) The Repurchase Date for such Transaction is not later than the Termination Date.

     Each Transaction Request delivered by Seller hereunder shall constitute a certification by each of NCCC and NCMC that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date of such notice or request and as of the date of such purchase).

     Each of NCCC and NCMC hereby request that Buyer, on each Business Day, convert each Eligible Asset which is a Wet-Ink Mortgage Loan for which the Mortgage File has been received by the Custodian in accordance with the Custodial Agreement to a dry Mortgage Loan and this request shall constitute a certification by each of NCCC and NCMC that all the conditions set forth in this Section 3(b) have been satisfied (both as of the date hereof and as of the date of such conversion).

     (c)

          (1) With respect to all Mortgage Loans for which Deutsche Bank National Trust Company is or is to be the Custodian, Seller shall request a Transaction by delivering to Custodian, Disbursement Agent and Buyer via Electronic Transmission a request in the form of Exhibit I attached hereto (a "Transaction Request") in
                  ---------                     -------------------
               accordance with the timeframe set forth in Section 3(a) of the Custodial and Disbursement Agreement. Such Transaction Request shall describe the Purchased Assets in a Seller Asset Schedule and set forth (i) the Purchase Date, (ii) the Purchase Price,
               (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Purchase Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. Each such Transaction Request in respect of Eligible Assets that are not Wet-Ink Mortgage Loans shall be for an aggregate Purchase Price equal to or in excess of $10,000,000.

          (2) With respect to all Mortgage Loans for which U.S. Bank National Association is or is to be the Custodian, Seller shall request a Transaction by delivering to Custodian and Buyer via Electronic Transmission a request in the form of Exhibit I attached hereto
                                                     ---------
               (a "Transaction Request") no later than (i) 9:00 a.m. New York
                   -------------------
               time on the requested Purchase Date with respect to the initial purchase of each Eligible Asset that is not a Wet-Ink Mortgage Loan and with respect to each Wet-Ink Mortgage Loan anticipated to be purchased on such Purchase Date (with a final Seller Asset Schedule to be delivered no later than 11:30 a.m. New York time on the related Purchase Date) and (ii) 4:00 p.m. New York time on the Business Day prior to the date a Wet-Ink Mortgage Loan converts with respect to each Wet-Ink Mortgage Loan for which Custodian has received the related Mortgage File and there are no Fatal Exceptions with respect thereto and such Wet-Ink Mortgage Loan is converting to a dry Mortgage Loan on the Purchase Date. Such Transaction Request shall describe the Purchased Assets in a Seller Asset Schedule and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Purchase

               Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. Each such Transaction Request in respect of Eligible Assets that are not Wet-Ink Mortgage Loans shall be for an aggregate Purchase Price equal to or in excess of $10,000,000.

          On each Purchase Date, Buyer shall forward to Seller a confirmation (a "Confirmation") by Electronic Transmission setting forth with respect to
      ------------
     each Transaction funded on such date, (1) the mortgage loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Mortgage Loans as of the date of such Confirmation, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets. Buyer shall forward to Seller a revised Confirmation by Electronic Transmission notifying Seller as to any changes made by Buyer in the Pricing Spread, Purchase Percentage or Reduction Amount pursuant to the terms hereof.

          On each date that all the documents set forth in Section 2(a)(i) of the Custodial and Disbursement Agreement are received by the Custodian with respect to any Wet-Ink Mortgage Loan, and Custodian delivers to Buyer a Trust Receipt attaching an Asset Schedule and Exception Report or Basic Status Report and Exception Report, as applicable, with respect to such Eligible Assets, Buyer shall forward to Seller a new Confirmation by Electronic Transmission setting forth the following information, updated to reflect the revised Pricing Rate, and, if applicable, Market Value as a result of the conversion of such Mortgage Loan, (1) the mortgage loan number, (2) the Purchase Price for such Purchased Assets, (3) the Market Value of the related Mortgage Loans, (4) the outstanding principal amount of the related Mortgage Loans, (5) the Repurchase Date, (6) the Pricing Rate and (7) the Class designations of such Purchased Assets.

          In the event Seller disagrees with any terms of the Confirmation, Seller shall notify Buyer in writing of such disagreement within one (1) Business Day after receipt of such Confirmation unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that it is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by Seller.

     (d) Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

     (e) Except as set forth in Section 3(c), each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, and Seller's acceptance of the related proceeds shall constitute Seller's agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement.

     (f) On the Repurchase Date, termination of a Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to
          Section 5) which amount shall be netted against the simultaneous receipt of the Repurchase Price by Buyer. To the extent a net amount is owed to one party, the other party shall pay such amount to such party. Seller is obligated to obtain the Mortgage Files from Buyer or its designee (including Custodian) at Seller's expense on the Repurchase Date.

     (g) Subject to the terms and conditions of this Agreement, during the term of this Agreement Seller may sell to Buyer, repurchase from Buyer and resell to Buyer Eligible Assets hereunder.

     (h) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Termination Date.

     (i) With respect to all Mortgage Loans for which Deutsche Bank National Trust Company is or is to be the Custodian, with respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, Seller shall deliver to Custodian the Mortgage File pertaining to each Eligible Asset to be purchased by Buyer no later than the time set forth in the Custodial and Disbursement Agreement. With respect to all Mortgage Loans for which U.S. Bank National Association is or is to be the Custodian, with respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, no later than 12:00 noon, New York time, two (2) Business Days prior to the requested Purchase Date (or such lesser time as Custodian and Seller may agree), Seller shall deliver to Custodian the Mortgage File, as applicable, pertaining to each Eligible Asset to be purchased by Buyer.

     (j)

          (1) With respect to all Mortgage Loans for which Deutsche Bank National Trust Company is or is to be the Custodian, with respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, pursuant to the Custodial and Disbursement Agreement, Custodian shall deliver to Buyer and Seller an Asset Schedule and Exception Report with respect to the Eligible Assets which Seller has requested Buyer purchase on such Purchase Date, and no later than 5 p.m., New York City time, on each Purchase Date, Custodian shall deliver to Buyer a Trust Receipt in respect of all such Eligible Assets purchased by Buyer on such Purchase Date. Subject to the provisions of this Section 3 and Section 11 of the Custodial and Disbursement Agreement, the Purchase Price for each Eligible Asset that is not a Wet-Ink Mortgage Loan will be made available to Seller by Disbursement Agent transferring, the aggregate amount of such Purchase Price in accordance with the Custodial and Disbursement Agreement.

          (2) With respect to all Mortgage Loans for which U.S. Bank National Association is or is to be the Custodian, with respect to each Eligible Asset that is not a Wet-Ink Mortgage Loan, pursuant to the Custodial Agreement, Custodian shall deliver to Buyer and Seller, by no later than 11:30 a.m., New York time on a Purchase Date, a Trust Receipt in respect of all such Eligible Assets purchased by Buyer on such Purchase Date. Subject to the provisions of this Section 3, the Purchase Price for each Eligible Asset which is not a Wet-Ink Mortgage Loan will then be made available to Seller by Buyer transferring via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available pursuant to wire instructions set forth in the Transaction Request (subject to the purchase limits set forth herein). Pursuant to the Custodial Agreement, Custodian shall deliver to Buyer a Basic Status Report and Exception Report no later than 11:00 a.m. New York time on each Purchase Date.

     (k)

          (1) With respect to all Mortgage Loans for which Deutsche Bank National Trust Company is or is to be the Custodian, subject to the provisions of this Section 3 and Section 11 of the Custodial and Disbursement Agreement, the Purchase Price for each Eligible Asset which is a Wet-Ink Mortgage Loan will then be made available to Seller by Disbursement Agent transferring the aggregate amount of such Purchase Price in accordance with the Custodial and Disbursement Agreement. Seller shall deliver the Mortgage File related thereto to Custodian, for receipt by Custodian no later than seven (7) Business Days following the Origination Date of such Wet-Ink Mortgage Loan.

          (2) With respect to all Mortgage Loans for which U.S. Bank National Association is or is to be the Custodian, with respect to each Eligible Asset that is a Wet-Ink Mortgage Loan, pursuant to the Custodial Agreement, Custodian shall deliver to Buyer and Seller, by no later than 11:30 a.m., New York time on a Purchase Date, a Trust Receipt in respect of all such Wet-Ink Mortgage Loans purchased by Buyer on such Purchase Date. Subject to the provisions of this Section 3, the Purchase Price for each Eligible Asset which is a Wet-Ink Mortgage Loan will then be made available to Seller by Buyer transferring, via wire transfer, to the USB Settlement Account, in the aggregate amount of such Purchase Price in funds immediately available to the USB Account. Seller shall deliver the Mortgage File related thereto to Custodian, for receipt by Custodian no later than seven (7) Business Days following the Origination Date of such Wet-Ink Mortgage Loan.

     (l) Seller may repurchase any individual Purchased Asset without penalty or premium, but subject to the last sentence of this Section 3(l), on any date. The Repurchase Price payable for the repurchase of any such Purchased Asset shall be reduced as provided in Section 5(d). If Seller intends to make such a repurchase,

          Seller shall give one (1) Business Day's prior written notice thereof to Buyer, designating the Purchased Assets to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets. The amount of the original Purchase Price of the Purchased Assets thus repurchased shall be available for subsequent Transactions subject to the terms of this Agreement. If any Term Purchased Asset is repurchased on any date other than the Repurchase Date for such Term Purchased Asset, Seller shall pay to Buyer any amount determined by Buyer in its sole discretion, exercised in good faith, as necessary to compensate Buyer for any additional losses, costs or expenses which it may reasonably incur as a result of such repurchase, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Buyer to fund or maintain such Transaction.

     (m)  [Reserved]

     (n) At the request of Seller made at least 90 days, but in no event earlier than 360 days, prior to the then current Termination Date, Buyer may in its sole discretion extend the Termination Date for a period of 364 additional days or such other period to be determined by Buyer in its sole discretion by giving written notice of such extension to Seller no later than sixty (60) days after Buyer's receipt of Seller's request. Any failure by Buyer to deliver such notice of extension shall be deemed to be Buyer's determination not to extend the then current Termination Date.

     (o)  [Reserved]

          In the event Seller fails to maintain the average aggregate principal balance of Transactions outstanding hereunder for any Test Period equal to at least $200,000,000, Seller agrees to pay to Buyer on the fifth (5/th/) Business Day of the next succeeding calendar month a non-use fee (the "Non-Use Fee") equal to 25 basis points (0.25%) per
                            -----------
          annum of the amount equal to the Maximum Amount less the average aggregate principal balance of Transactions outstanding hereunder over such Test Period; provided that the Seller shall not be required to pay such Non-Use Fee if, during the applicable Test Period, the Buyer's determination of Market Value resulted in Purchase Prices with respect to a requested Transaction during such Test Period equal to less than 99% of the outstanding principal balance of the Eligible Assets Seller requested Buyer purchase during such Test Period. No Non-Use Fee shall be payable by Seller if Buyer does not purchase any Eligible Assets during such Test Period due to the occurrence of any event set forth in Section 3(b)(10). In addition, in the event Seller terminates this Agreement in accordance with Section 20, Seller shall pay to Buyer on the fifth (5/th/) Business Day of the next succeeding calendar month a termination fee (the "Termination Fee") equal to a
                                                 ---------------
          percentage per annum equal to the Early Termination Percentage, calculated based on the actual number of days remaining and assuming a 360 day year, of the Maximum Amount for the period commencing on the date of such termination and ending on the original Termination Date, as may have been extended pursuant to Section 3(n); provided, however, that if Buyer assigns its obligation to purchase Eligible Assets from Seller under this Agreement, no Termination Fee will be payable by Seller in the event Seller terminates this Agreement in accordance with Section 20. All such payments pursuant to this clause (p) shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account set forth in Section 8(a) hereof.

     (p) Seller agrees to pay to Buyer on or prior to the Effective Date a facility fee equal to 12.5 basis points (0.125%) per annum of the Maximum Amount, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the account set forth in Section 8(a) hereof.

     (q) With respect to Mortgage Loans held by Deutsche Bank National Trust Company, on any day on which the Margin Base for such Mortgage Loans exceeds the aggregate outstanding Purchase Price of all Transactions with respect to such Mortgage Loans, so long as no Default or Event of Default has occurred and is continuing:

          (1) Seller may prepare a Request for Additional Transactions for Excess Margin in the form of Exhibit IX attached hereto ("Request
                                            ----------                   -------
               for Additional Transactions for Excess Margin"), (A) specifying
               ---------------------------------------------
               (i) the increase in Purchase Price for all outstanding Transactions and the requested Purchase Date, (ii) the Excess Margin with respect to all outstanding Transactions before giving effect to the requested Transaction, (iii) the remaining Excess Margin after giving effect to the requested Transaction, and (iv) the aggregate outstanding Purchase Price of the Transactions after giving effect to the requested Transaction, and (B) including a certification that, upon the consummation of the additional Transactions, the Margin Base will be equal to or greater than the aggregate outstanding Purchase Price of all Transactions, and the excess of the Margin Base over the aggregate outstanding Purchase Price, after giving effect to the Transaction, shall be the "Excess Margin".
                                          -------------

          (2) Seller shall transmit via Electronic Transmission the Request for Additional Transactions for Excess Margin to Disbursement Agent and Buyer prior to 12:00 noon, New York City time, on the requested Purchase Date. Upon confirming that the Request for Additional Transactions for Excess Margin correctly reflects the information set forth in Section 3(r)(1) and that, after giving effect to the requested Transaction, the amount of the Margin Base would be equal to or greater than the aggregate outstanding Purchase Prices of all Transactions, Buyer shall cause Disbursement Agent to remit the additional Purchase Price in the amount set forth in such Request for Additional Transactions for Excess Margin and send a revised Confirmation with respect to such Purchased Assets. In the event that Buyer's assessment of the Margin Base would alter the information set forth in any Request for Additional Transactions for Excess Margin, Buyer shall promptly notify Seller in writing of such assessment.

          (3) Buyer shall not be obligated to cause Disbursement Agent to remit the additional Purchase Price requested pursuant to a Request for Additional Transactions for Excess Margin which (i) Buyer reasonably determines is based on erroneous information or would result in a Transaction other than in accordance with the terms of this Agreement, or (ii) does not reflect Buyer's current determination of Market Value as provided in the definition thereof.

4.   MARGIN AMOUNT MAINTENANCE

     (a) If at any time the Margin Base is less than the aggregate Purchase Price for all outstanding Transactions (a "Margin Deficit"), then
                                                     --------------
          Buyer may by notice to Seller (as such notice is more particularly set forth below, a "Margin Deficit Notice"), require Seller to transfer to
                          ---------------------
          Buyer or its designee (including Custodian) cash or Eligible Assets ("Additional Purchased Assets") so that the aggregate Asset Value of
            ---------------------------
          the Purchased Assets, including any such Additional Purchased Assets, will thereupon equal or exceed the aggregate Purchase Prices for such Purchased Assets. If Buyer delivers a Margin Deficit Notice to Seller on or prior to 6 p.m. (New York time) on any Business Day, then Seller shall transfer Additional Purchased Assets to Buyer no later than 5 p.m. (New York time) the following Business Day. In the event Buyer delivers a Margin Deficit Notice to Seller after 6 p.m. (New York time) on any Business Day, then such Margin Deficit Notice shall be deemed to have been delivered on the following Business Day and Seller shall be required to transfer Additional Purchased Assets no later than 5 p.m. (New York time) on the subsequent Business Day. All cash transferred to Buyer pursuant to this Section 4(a) shall be deposited in the account set forth in Section 8(a) hereof and shall be deemed to reduce the aggregate Purchase Price with respect to all outstanding Transactions.

     (b) Buyer's election, in its sole and absolute discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not in any way limit or impair its right to deliver a Margin Deficit Notice at any time a Margin Deficit exists.

5.   INCOME PAYMENTS

     (a) Where a particular Transaction's term extends over an Income payment date on the Purchased Assets subject to that Transaction such Income shall be the property of Buyer. Buyer agrees that until a Default or an Event of Default has occurred and Buyer otherwise directs as contemplated in each Servicer Notice, each Servicer that is not Seller shall be permitted to continue to remit Income in accordance with the respective Servicing Agreement. In the event that Seller is the Servicer of any Mortgage Loans, Buyer agrees that until a Default or an Event of Default has occurred, Seller shall be permitted to continue to remit or retain Income with respect to such Mortgage Loans in accordance with its current existing business practice. Upon notice of a Default or an Event of Default to Seller hereunder or to Servicer pursuant to a Servicer Notice, Seller shall, and pursuant to the Servicer Notice, Servicer shall be required to, deposit promptly all Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the "Collection
                                                                     ----------
          Account") with the Bank and which is subject to the Account Agreement.
          -------
          All funds in the Collection Account may be withdrawn by Buyer and applied as determined by Buyer. Seller may not give any instruction with respect to the Collection Account after a Default or an Event of Default.

     (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) of each Transaction through but not including the Payment Calculation Date (each such payment, a "Periodic Advance Repurchase Payment") on each
                                 -----------------------------------
          Payment Date. Buyer shall deliver to Seller, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment on or prior to the second Business Day preceding each Payment Date. If Seller fails to make all or part of the Periodic Advance Repurchase Payment by 5:00 p.m., New York City time, on the Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post-Default Rate (the "Late Payment Fee")
                                                         ----------------
          until the overdue Periodic Advance Repurchase Payment is received in full by Buyer.

     (c) Seller shall hold or cause to be held for the benefit of, and in trust for, Buyer all income, including without limitation all Income received by or on behalf of Seller with respect to such Purchased Assets. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer and shall not be commingled with other property of Seller, any affiliate of Seller or the applicable Servicer except as expressly permitted above in this Section 5. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer.

     (d) Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Advance Repurchase Payments actually received by Buyer for such Transaction pursuant to Sections 5(a) and 5(b) as of the applicable Repurchase Date, respectively, excluding any Late Payment Fees paid pursuant to Section 5(b); it being understood that the Late Payment Fees are properties of Buyer that are not subject to offset against the Repurchase Price.

6.   REQUIREMENTS OF LAW

     (a) If any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (1) shall subject Buyer to any tax of any kind whatsoever with respect to this Agreement or any Transaction (excluding net income taxes) or change the basis of taxation of payments to Buyer in respect thereof;

          (2) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the Eurodollar Rate hereunder;

          (3)  shall impose on Buyer any other condition;

          and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

     (b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

     (c) Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) at the time the Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have been received had such tax not been imposed.

     (d) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, (i) it shall promptly notify Seller of the event by reason of which it has become so entitled and (ii) at the sole option of Buyer, (x) Buyer may terminate this Agreement and Seller shall not be required to pay any Termination Fee or (y) this Agreement shall continue in full force and effect, but, Seller shall not be required to pay any Non-Use Fee with respect to each Test Period during which Buyer is entitled to such additional amounts solely under this Section. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Seller shall be conclusive in the absence of manifest error.

7.   SECURITY INTEREST

     (a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Purchased Items": all
                                                      ---------------
          Mortgage Loans, all rights under each Purchase Agreement (but not the obligations thereunder), all rights of NCMC under the Worth Purchase Agreement with respect to Mortgage Loans originated by Worth Funding Incorporated, all Mortgage Files, including without limitation all promissory notes, all Servicing Records relating to the Mortgage Loans (as defined in Section 24(c)), all Servicing Agreements relating to the Mortgage Loans and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto, all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan, all servicing fees to which such Seller is entitled and servicing and other rights relating to the Mortgage Loans, all Servicer Accounts established pursuant to any Servicing Agreement and all amounts on deposit therein, from time to time, all Purchase Agreements or other agreements or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Assets including the right to receive principal and interest payments with respect to the Purchased Assets and the right to enforce such payments, the Collection Account and all monies from time to time on deposit in the Collection Account, all "general intangibles", "accounts", "chattel paper", "deposit accounts" and "investment property" as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

     (b) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer hereunder and the Transactions entered into hereunder ("Repurchase Obligations") and the
                                   ----------------------
          Seller-Related Obligations, each of NCCC and NCMC hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items and Purchased Assets to Buyer to secure the Repurchase Obligations and Seller-Related Obligations, including without limitation the repayment of all amounts owing to Buyer hereunder. The assignment, pledge and grant of security interest contained herein shall be, and each of NCCC and NCMC hereby represents and warrants to Buyer that it is, a first priority perfected security interest. Each of NCCC and NCMC agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All Purchased Items shall secure the payment of all obligations of Seller now or hereafter existing under this Agreement, including, without limitation, Seller's obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan, for the Repurchase Price and to pay any and all other amounts owing to Buyer hereunder.

     (c) Pursuant to the Custodial and Disbursement Agreement, Custodian shall hold the Mortgage Files as exclusive bailee and agent for Buyer pursuant to the terms of the Custodial and Disbursement Agreement and shall deliver to Buyer Trust Receipts each to the effect that Custodian has reviewed such Mortgage Files in the manner and to the extent required by the Custodial and Disbursement Agreement and identifying any deficiencies in such Mortgage Files as so reviewed.

8.   PAYMENT, TRANSFER AND CUSTODY

     (a) Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer; Account No. GLA 111569 SER, for the account of CDC Mortgage Capital, Inc., Bank of New York, ABA No. 021000018, Attn: Eric Seyffer not later than 3 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Notwithstanding the preceding sentence, on each Repurchase Date, Seller shall remit payment of the Repurchase Price to the Settlement Account in accordance with Section 11 of the Custodial Agreement. Seller acknowledges that it has no rights of withdrawal from the foregoing account.

     (b) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including Custodian) against the simultaneous transfer of the Purchase Price to or on behalf of Seller not later than 6 p.m., New York City time, simultaneously with the delivery to Custodian of the Purchased Assets relating to each Transaction in accordance with the terms hereof and of the Custodial and Disbursement Agreement. Each of NCCC and NCMC hereby sells, transfers, conveys and assigns to Buyer or its designee (including Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of NCCC and NCMC, as applicable, in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Items.

     (c) In connection with such sale, transfer, conveyance and assignment, on or prior to each Purchase Date, Seller shall deliver or cause to be delivered and released to Buyer or its designee (including Custodian)
          (i) the Custodial Identification Certificate and (ii) the documents identified in the Custodial and Disbursement Agreement.

     (d) Any Mortgage Files not delivered to Buyer or its designee (including Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee (including Custodian). The possession of the Mortgage File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. Each Mortgage File retained or held by Seller or its designee shall be segregated on Seller's books and records from the other assets of Seller or its designee and the books and records of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by Seller.

9.   HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

     Title to all Purchased Assets and Purchased Items shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Purchased Items. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets and Purchased Items or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets and Purchased Items, all on terms that Buyer may determine in its sole discretion. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets and Purchased Items delivered to Buyer by Seller.

10.  SELLER'S REPRESENTATIONS

     Each of NCCC and NCMC represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect:

     (a)  Acting as Principal. Seller will engage in such Transactions as
          -------------------
          principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

     (b)  Solvency. Neither the Repurchase Documents nor any Transaction
          --------
          thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller's creditors. The transfer of the Mortgage Loans subject hereto and the obligation to repurchase such Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) or any successor provision thereof and the transfer and sale of the Mortgage Loans pursuant hereto and the obligation to repurchase such Mortgage Loan (i) will not cause Seller to become insolvent, (ii) will not result in Seller having unreasonably small capital, and (iii) will not result in debts that would be beyond Seller's ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and Purchased Items subject hereto.

     (c)  No Broker. Seller has not dealt with any broker, investment banker,
          ---------
          agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

     (d)  Ability to Perform. Seller does not believe, nor does it have any
          ------------------
          reason or cause to believe, that it cannot perform each and every covenant contained in the Repurchase Documents applicable to it to which it is a party.

     (e)  No Defaults. No Default or Event of Default has occurred and is
          -----------
          continuing hereunder.

     (f)  Legal Name; Existence. NCMC's exact legal name is New Century Mortgage
          ---------------------
          Corporation. NCCC's exact legal name is NC Capital Corporation. Each of NCCC and NCMC (a) is a corporation duly organized, validly existing and in good standing under the laws of California, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify could not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

     (g)  Financial Condition. Seller has heretofore furnished to Buyer a copy
          -------------------
          of (a) its consolidated balance sheet for the fiscal year ended December 31, 2000, and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such fiscal year, each audited by and with the unqualified opinion thereon of KPMG LLP and (b) its consolidated balance sheet for the quarterly fiscal period of Seller as of March 31, 2001 and its consolidated balance sheet as of May 31, 2001 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial position of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since May 31, 2001, there has been no material adverse change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

     (h)  Litigation. There are no actions, suits, arbitrations, investigations
          ----------
          (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $500,000 except as set forth on Schedule 3, or
          (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect.

     (i)  No Breach. Neither (a) the execution and delivery of the Repurchase
          ---------
          Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of NCCC, NCMC or Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which NCCC, NCMC, Guarantor or any of their respective Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to the Repurchase Documents) upon any Property of NCCC, NCMC or Guarantor, or any of their respective Subsidiaries pursuant to the terms of any such agreement or instrument, other than a breach or default for which a consent or waiver has been obtained pursuant to Section 3(a)(1)(F).

     (j)  Action. Each of NCCC, NCMC and Guarantor has all necessary corporate
          ------
          or other power, authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents to which it is a party, as applicable; the execution, delivery and performance by NCCC, NCMC or Guarantor of each of the Repurchase Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document to which it is a party has been duly and validly executed and delivered by NCCC, NCMC or Guarantor, as applicable, and constitutes a legal, valid and binding obligation of NCCC, NCMC or Guarantor, as applicable, enforceable against NCCC, NCMC or Guarantor, as applicable, in accordance with its terms.

     (k)  Approvals. No authorizations, approvals or consents of, and no filings
          ---------
          or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by NCCC, NCMC or Guarantor, as applicable, of the Repurchase Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

     (l)  Margin Regulations. Neither any Transaction hereunder, nor the use of
          ------------------
          the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X.

     (m)  Taxes. Each of NCCC, NCMC, Guarantor and their respective Subsidiaries
          -----
          have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it or any of its Subsidiaries, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of NCCC, NCMC, Guarantor and their respective Subsidiaries in respect of taxes and other governmental charges are, in the opinion of NCCC, NCMC or Guarantor, as applicable, adequate.

     (n)  Investment Company Act. None of NCCC, NCMC, Guarantor nor any of their
          ----------------------
          respective Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (o)  Purchased Assets.
          ----------------

          (1) Neither NCCC nor NCMC has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person (except as between any of NCCC, Worth Funding Incorporated and NCMC), and immediately prior to the sale of such Mortgage Loan to Buyer, NCCC and/or NCMC was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder. No Mortgage Loan sold to Buyer hereunder was acquired (by purchase or otherwise) by NCCC or NCMC from an Affiliate of NCCC or NCMC (except as between any of NCCC, Worth Funding Incorporated and NCMC), as applicable unless a True Sale Certification has been delivered to Buyer.

          (2) The provisions of this Agreement are effective to either constitute a sale of Purchased Items to Buyer or to create in favor of Buyer a valid and fully perfected security interest in all right, title and interest of NCCC and NCMC in, to and under the Purchased Items.

          (3) Upon receipt by Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of NCCC or NCMC, as applicable, either a purchase shall have been completed by Buyer of each Mortgage Note or Buyer shall have a valid and fully perfected first priority security interest in the applicable Mortgage Note and in such Seller's interest in the related Mortgaged Property.

          (4) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party", and NCCC and NCMC as "Debtor" and describing the Purchased Items, in the jurisdictions and recording offices listed on Exhibit IV attached hereto, the
                                           ----------
               security interests granted hereunder in the Purchased Items will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of NCCC and NCMC in, to and under such Purchased Items, which can be perfected by filing under the Uniform Commercial Code.

          (5) Upon execution and delivery of the Account Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the investment property and all deposit accounts comprising Purchased Items.

          (6) With respect to each Purchased Asset, each of the representations and warranties on Schedule 1 is true and correct.

     (p)  Chief Executive Office/Jurisdiction of Organization. On the Effective
          ---------------------------------------------------
          Date, and during the four months immediately preceding the Effective Date, each of NCCC and NCMC's chief executive office, is, and has been located at 18400 Von Karman, Suite 1000, Irvine, California 92612. On the Effective Date, each of NCCC and NCMC's jurisdiction of organization is California.

     (q)  Location of Books and Records. The location where each of NCCC and
          ------------------------------
          NCMC keeps its books and records, including all computer tapes and records related to the Purchased Items is its chief executive office.

     (r)  Reserved.
          --------

     (s)  Servicing Agreements. Seller has delivered to Buyer all Servicing
          --------------------
          Agreements with respect to the Purchased Mortgage Loans and no default or event of default exists thereunder.

     (t)  Existing Financing Facilities. All credit facilities, repurchase
          -----------------------------
          facilities or substantially similar facilities of Seller which are presently in effect are listed under the definition of "Existing Financing Facilities." Seller has delivered to

          Buyer copies of all Existing Financing Facilities and no defaults or events of default exist thereunder.

     (u)  True and Complete Disclosure. (a) The information, reports, financial
          ----------------------------
          statements, exhibits and schedules furnished in writing by or on behalf of NCCC, NCMC or Guarantor to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto (other than with respect to the Mortgage Loans), when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each of NCCC, NCMC and Guarantor to Buyer in connection with this Agreement and the other Repurchase Documents and the transactions contemplated hereby (other than with respect to the Mortgage Loans) and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of either NCCC or NCMC, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

     (v)  ERISA. NCCC, NCMC, Guarantor and any of their respective ERISA
          -----
          Affiliates are not and will not be in the future, required to contribute to any Plan (including Multiemployer Plans) subject to the applicable provisions of ERISA.

     (w)  Worth Purchase Agreement. Each Eligible Asset sold by Seller to Buyer,
          ------------------------
          which was originated by Worth Funding Incorporated, was purchased by Seller pursuant to the Worth Purchase Agreement.

     (x)  Compliance with Anti-Money Laundering Laws. Seller has complied with
          ------------------------------------------
          all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Seller has established an adequate
           --------------------------
          anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.

11.  COVENANTS OF SELLER

     On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, each of NCCC and NCMC covenants that it will:

     (a)  Financial Statements. Seller shall deliver to Buyer:
          --------------------

          (1) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Guarantor, Seller and their consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Guarantor, Seller and their consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor and Seller, as applicable, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor or Seller and its consolidated Subsidiaries, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

          (2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor or Seller, the consolidated balance sheets of Guarantor and Seller and their respective consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and Seller and their respective consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and Seller and their respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

          (3) prior to the end of each fiscal year, final annual budgets, forecasts and pro-forma cash flow projections developed by Guarantor, NCMC and NCCC for their next succeeding fiscal year;

          (4) as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Seller, management reports containing such information with respect to each Junior Securitization Interest owned by any of NCCC, NCMC or their respective Affiliates, and the related Company Securitization Transaction, as Buyer may request, including, without limitation, information concerning reserve account balances, cash receipts, prepayment and credit loss experience, REO Property inventory status and loss projections, and relevant gain on sale assumptions;

          (5) from time to time such other information regarding the financial condition, operations, or business of Seller as Buyer may reasonably request; and

          (6) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the balance sheet and statement of profits and losses as at the end of such period for Worth Funding Incorporated.

     Seller will furnish to Buyer, at the time Seller furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of Seller to the effect that, to the best of such Responsible Officer's knowledge, Seller during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action Seller has taken or proposes to take with respect thereto).

     (b)  Litigation. Seller will promptly, and in any event within ten (10)
          ----------
          days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $500,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

     (c)  Existence, etc.  Each of NCCC and NCMC will:
          --------------

          (1) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (provided that nothing in this Section 11(c)(1) shall prohibit any transaction expressly permitted under
               Section 11(d));

          (2) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (3) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (4) not move its chief executive office from the address referred to in Section 10(p) or change its jurisdiction of organization unless it shall have provided Buyer thirty (30) days' prior written notice of such change;

          (5) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

          (6) permit representatives of Buyer, upon reasonable notice (unless a Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

     (d)  Restriction on Fundamental Changes. Guarantor, NCCC and NCMC will not,
          ----------------------------------
          and will not permit any of their Subsidiaries to, engage in any business activities or operations substantially different from or unrelated to those in which Guarantor, NCCC and NCMC were engaged on the Effective Date, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business or Property of, or stock or other evidence of beneficial ownership of, any Person, except:

          (1) Guarantor, NCCC or NCMC may sell or otherwise dispose of property in the ordinary course of business, provided such sales do not include all or substantially all of the assets of Guarantor, NCCC or NCMC;

          (2) Guarantor and its Subsidiaries other than Seller may engage in any business involving the origination, acquisition, servicing or sale of consumer Indebtedness; and

          (3) the Seller may transfer assets with a book value not to exceed $6,000,000 at any time to REO Sub, provided that Buyer's interest has been released in such assets in accordance herewith.

     (e)  Margin Deficit. If at any time there exists a Margin Deficit, Seller
          --------------
          shall cure same in accordance with Section 4.

     (f)  Notices. Seller shall give notice to Buyer:
          -------

          (1) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

          (2) with respect to any Purchased Asset, promptly upon receipt of any principal prepayment (in full or partial) of such Purchased Asset;

          (3) with respect to any Purchased Asset hereunder, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Asset Value of such Purchased Asset (provided that Seller may satisfy its obligations under this clause (3) by causing Servicer to notify Buyer of any such damage);

          (4) promptly upon receipt of notice or knowledge of (i) any material default related to any Purchased Item, (ii) any Lien or security interest on, or claim asserted against, any Purchased Item or
               (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

          (5) promptly upon any material change in the market value of any or all of Seller's assets which could reasonably be expected to have a Material Adverse Effect;

          (6) no later than five Business Days after the end of each such month, of all amounts borrowed under the Existing Financing Facilities during such month, in the form of a daily tabulation of all such amounts borrowed;

          (7) upon any material amendment to the Existing Financing Facilities, any decrease in the gross amount available to be borrowed thereunder, or any change in custodian or custodial arrangements relating thereto; and

          (8) promptly upon the occurrence of any default or event of default under the Existing Financing Facilities.

     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Seller setting forth details of the occurrence referred to therein and stating what action Seller has taken or proposes to take with respect thereto.

     (g)  Reports. Seller shall provide Buyer with a quarterly report, which
          -------
          report shall include, among other items, a summary of such Seller's delinquency and loss experience with respect to Mortgage Loans serviced by Seller, any Servicer or any designee of either, operating statements and the occupancy status of such

          Mortgaged Property and other property level information, plus any such additional reports as Buyer may reasonably request with respect to Seller or any Servicer's servicing portfolio or pending originations of Mortgage Loans.

     (h)  Underwriting Guidelines. All Eligible Assets will conform with, and
          -----------------------
          will be assigned a Risk Rating in accordance with, the Underwriting Guidelines. Seller shall not make any material change in the Underwriting Guidelines without the prior written consent of Buyer and shall review the Underwriting Guidelines periodically to confirm that they are being complied with in all material respects and are adequate to meet Seller's business objectives. In the event Seller makes any material amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines. Seller shall deliver to Buyer a complete copy of the then-current Underwriting Guidelines (i) on the 1/st/ day of each Test Period and (ii) promptly upon Buyer's request.

     (i)  Affiliate Transactions. Guarantor, NCCC and NCMC will not, and will
          ----------------------
          not permit any of their Subsidiaries to, enter into any transaction with an Affiliate of Guarantor, NCCC or NCMC, except: (a) transactions in the ordinary course of business on terms no less favorable to Guarantor, NCCC or NCMC than those that would be obtained in an arm's-length transaction; (b) Indebtedness described in Sections 11(s)(5) and 11(s)(10); (c) guaranties of Indebtedness described in
          Section 11(k); (d) transfers of assets by NCMC to NCCC and REO Sub as described in Sections 11(k)(3) and 11(k)(4); and (e) transfers by NCCC and NCCC of Junior Securitization Interests to Residual Finance Subsidiaries. In no event shall Seller transfer to Buyer hereunder any Mortgage Loan acquired by Seller from an Affiliate of Seller (other than each other Seller or Worth Funding Incorporated) unless a True Sale Certification has been delivered to Buyer prior to such sale.

     (j)  Liens. Guarantor, NCCC and NCMC will not, and will not permit any of
          -----
          their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien with respect to any property now owned or hereafter acquired by Guarantor, NCCC or NCMC, or any income or profits therefrom, except:

          (1)  [Reserved];

          (2) Liens in connection with deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of Guarantor, NCCC or NCMC;

          (3) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP;

          (4) encumbrances consisting of zoning regulations, easements, rights of way, survey exceptions and other similar restrictions on the use of real property and minor irregularities in title thereto which do not materially impair their use in the operation of its business;

          (5) Liens on equipment arising under any capitalized lease obligation or other purchase money Liens on equipment acquired after the Effective Date to secure Indebtedness permitted pursuant to
               Section 11(s)(3);

          (6) Liens incurred in connection with gestation repurchase agreements or similar arrangements, including, without limitation, (i) arrangements under which Guarantor or its Subsidiaries are required to repurchase Mortgage-backed Securities or Mortgage Loans from any lender or other counterparty reasonably satisfactory to Buyer, or (ii) credit facilities structured as loan and security agreements; provided, that such gestation repurchase agreements or similar arrangements are entered into in the ordinary course of business in contemplation of the subsequent non-recourse sale of such Mortgage-backed Securities or Mortgage Loans, including without limitation, liens granted under the Existing Financing Facilities;

          (7) Liens on Junior Securitization Interests which secure Indebtedness permitted by Section 11(s)(4);

          (8)  Liens arising under Interest Rate Protection Agreements;

          (9) a pledge of the stock of REO Sub to SBRC pursuant to the Salomon REO Financing Facility; and

          (10) a pledge of the stock of NC Residual II Corporation to Financial Securities Assurance Corporation.

     (k)  Guarantees. Guarantor, NCCC and NCMC will not, and will not permit any
          ----------
          of their Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Guarantee, other than:

          (1)  the Guarantee pursuant to the USB Financing Facility;

          (2) Guarantees by Guarantor of Indebtedness of NCMC OR NCCC secured by liens described in Section 11(j)(5), in an amount not to exceed $7,500,000;

          (3) Guarantees by Guarantor of NCMC's or NCCC's obligations relating to (i) Indebtednes7s permitted by Sections 11(s)(4) and 11(s)(7) or (ii) the Strategic Alliance Agreement (as defined below) described in Section 11(t)(10);

          (4) Guarantees by NCMC of the obligations of NCCC or Residual Finance Subsidiaries in respect of Indebtedness permitted by Sections 11(s)(4) and 11(s)(7); and

          (5)  the Guaranty.

     (l)  Limitation on Distributions. After the occurrence and during the
          ---------------------------
          continuation of any Default, neither NCCC nor NCMC shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of NCCC or NCMC, as applicable, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of NCCC or NCMC, as applicable.

     (m)  Net Worth. Guarantor will at all times during each fiscal year
          ---------
          maintain Tangible Net Worth of not less than (a) the greater of (i) $130,000,000 or (ii) eighty-five percent (85%) of the Tangible Net Worth at the end of its most recently completed fiscal year (or, in the case of the Tangible Net Worth at the end of any fiscal year, its prior fiscal year) plus (b) ninety percent (90%) of capital contributions made during such fiscal year plus (c) fifty percent (50%) of positive year-to-date net income. NCMC will at all times during each fiscal year maintain Tangible Net Worth of not less than
          (a) the greater of (i) $85,000,000 or (ii) eighty-five percent (85%) of the Tangible Net Worth at the end of its most recently completed fiscal year (or, in the case of the Tangible Net Worth at the end of any fiscal year, its prior fiscal year) plus (b) ninety percent (90%) of capital contributions made during such fiscal year plus (c) fifty percent (50%) of positive year-to-date net income. NCCC will at all times during each fiscal year maintain Tangible Net Worth of not less than $1.00.

     (n)  Minimum Liquidity. Seller will not permit the sum of (a) Cash of the
          -----------------
          Guarantor plus (b) the lesser of the Borrowing Base (as defined therein) of the USB Financing Facility and the Commitment Amounts (as defined therein) of the USB Financing Facility minus, in either case, the outstanding principal balance of all Loans thereunder (as defined therein), plus (c) the lesser of eighty percent (80%) of the receivables related to the sale or transfer of NCMC's or NCCC's interest in any Servicing Contract, or $5,000,000, to (i) be less than $10,000,000 as of the end of any month or (ii) remain less than $10,000,000 for more than ten (10) calendar days after giving effect to any mandatory prepayment of principal (or the equivalent) under any Residual Financing Agreement.

     (o)  Leverage Ratio. Guarantor will not permit (i) the Quarterly Average
          --------------
          Leverage Ratio for any period of measurement to be greater than 10.0 to 1.0, (ii) the Daily Leverage Ratio on any date to be greater than
          15.0 to 1.0, or (iii) the Adjusted Leverage Ratio as of the last day of each fiscal quarter to be greater than 12.0 to 1.0. NCMC will not permit the Leverage Ratio of NCMC to be greater than 8.0 to 1.0 as of the last day of each fiscal quarter of NCMC.

     (p)  Servicer; Servicing Tape. Seller shall provide to Buyer and to
          ------------------------
          Disbursement Agent via Electronic Transmission, a remittance report on a monthly basis by no later than the 12/th/ day of each month (the

          "Reporting Date") containing servicing information, including without
           --------------
          limitation those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Assets serviced hereunder by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date (such remittance report, an "Asset Tape"). Seller shall not cause the
                                 ----------
          Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

     (q)  Required Filings. Seller shall promptly provide Buyer with copies of
          ----------------
          all documents which NCCC, NCMC or any Subsidiary of NCCC or NCMC is required to file with the Office of the Comptroller of Currency in accordance with its regulations.

     (r)  Remittance of Prepayments. Seller shall remit or cause to be remitted
          -------------------------
          to Buyer, with sufficient detail via Electronic Transmission to enable Buyer to appropriately identify the Mortgage Loan to which any amount remitted applies, all full or partial principal prepayments on any Purchased Asset that Seller has received on a weekly basis, to be paid on Thursday of the next succeeding week (or the next Business Day).

     (s)  Indebtedness. Guarantor, NCCC and NCMC will not, and will not permit
          ------------
          any of their Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (1) The obligations of Seller hereunder and Guarantor under the Guaranty;

          (2) current liabilities not more than ninety (90) days overdue, unless contested in good faith by appropriate proceedings and any reserves required by GAAP have been established, incurred by Guarantor, NCMC or NCCC in the ordinary course of business otherwise than for money borrowed;

          (3) Indebtedness incurred to finance the purchase of equipment and secured solely by Liens on such equipment, in an aggregate amount not to exceed $10,000,000;

          (4) Indebtedness incurred to finance all Junior Securitization Interests which Indebtedness is secured only by Junior Securitization Interests, provided, that such Indebtedness does not exceed 50% of the aggregate value of all Junior Securitization Interests determined in accordance with GAAP;

          (5) intercompany Indebtedness of Guarantor to NCCC or NCMC in an aggregate amount not to exceed $1,000,000;

          (6) intercompany Indebtedness of NCCC or NCMC to Guarantor incurred in the ordinary course of business;

          (7) obligations under gestation repurchase agreements or similar arrangements of the type described in Section 11(j)(6);

          (8)  Subordinated Debt;

          (9) Indebtedness incurred by NCCC or NCMC in connection with the Salomon REO Financing Facility in an aggregate amount not to exceed $3,000,000; and

          (10) intercompany Indebtedness between NCMC and NCCC incurred in the ordinary course of business.

     (t)  Investments. Guarantor, NCMC and NCCC will not, and will not permit
          -----------
          any of their Subsidiaries to, directly or indirectly, make or own any Investment, except Investments in:

          (1) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc.;

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc.;

          (4) in the case of Guarantor, other consumer debt obligations originated or acquired by Guarantor in the ordinary course of Guarantor's business, in the case of NCMC, Mortgage Loans originated or acquired by NCMC in the ordinary course of NCMC's business, and in the case of NCCC, Mortgage Loans acquired from NCMC in the ordinary course of NCCC's business;

          (5) certificates of deposits or bankers acceptances issued by Buyer or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or by United States offices of foreign banks having the highest rating obtainable from a nationally recognized rating agency, in each case maturing within one year from the date of acquisition thereof;

          (6) Investments in mutual funds that invest substantially all of their assets in Investments of the types described in subsections
               (1), (2), (3) and (5) of this Section 11(t);

          (7) the capital stock of any Subsidiary (subject to the limitations set forth in Sections 11(d) and 11(u);

          (8) in the case of NCMC and NCCC, loans to Guarantor in an aggregate amount not to exceed $1,000,000;

          (9) direct equity investments made by either NCMC or NCCC, to the extent no Event of Default or Default has occurred and is continuing, or would occur as a result thereof, in or loans to Persons in the mortgage origination business, in an aggregate amount not to exceed $2,500,000;

          (10) Investments made or to be made by NCMC, in an amount not to exceed $1,250,000 in the aggregate, and a guaranty made by Guarantor, pursuant to a Strategic Alliance Agreement (the "Strategic Alliance Agreement") by and among NCMC, Qualified
                ----------------------------
               Financial Services, Inc., a Colorado corporation, Qualified Financial Services, Inc., a California corporation, Simon Mundy, an individual, and David V.V. Thais, an individual;

          (11) Investments arising under Interest Rate Protection Agreements;

          (12) in the case of Guarantor, loans to NCMC and NCCC; and

          (13) intercompany Indebtedness between NCMC and NCCC incurred in the ordinary course of business.

     (u)  Subsidiaries. (a) Guarantor will not create or acquire any
          ------------
          Subsidiaries other than (i) NCCC and NCMC, (ii) the Subsidiaries listed on Schedule 2 hereto, (iii) Residual Finance Subsidiaries, and
          (iv) Subsidiaries engaged solely in any business involving the origination, acquisition, servicing and sale of consumer obligations, and (b) Seller will not create or acquire any Subsidiaries other than
          (i) the Subsidiaries listed on Schedule 2 hereto, (ii) Residual Finance Subsidiaries, and (iii) Subsidiaries acquired as a result of Investments permitted pursuant to Section 11(t)(10).

     (v)  Restricted Payments. Guarantor, NCCC and NCMC will not make any
          -------------------
          Restricted Payments, other than (a) dividends paid by Guarantor on its Series 1998A Convertible Preferred Stock and its Series 1999A Convertible Preferred Stock in an aggregate amount not to exceed $3,000,000 per annum, (b) dividends paid by Guarantor on its Common Stock not to exceed $0.20 per share in any calendar year, and (c) dividends paid by NCMC to Guarantor to enable Guarantor to pay dividends as provided in clauses (a) and (b) above; provided, that in each case both before and after giving effect to such dividends, Guarantor, NCCC and NCMC are in compliance with the covenants set forth in Section 11 of this Agreement and no Event of Default or Default has occurred and is continuing."

         (w)      Custodial and Disbursement Agreement and Account Agreement.
                  ----------------------------------------------------------
                  Seller shall maintain each of the Custodial and Disbursement Agreement and Account Agreement in full force and effect and shall not amend or modify either of the Custodial and Disbursement Agreement or the Account Agreement or waive compliance with any provisions thereunder without the prior written consent of Buyer.

         (x)      Inconsistent Agreements. Guarantor, NCMC and NCCC will not,
                  -----------------------
                  and will not permit any of their Subsidiaries to, directly or indirectly, enter into any agreement containing any provision which would be violated or breached by any Transaction hereunder or by the performance by either of Guarantor, NCCC or NCMC of their respective obligations under any Repurchase Document to which it is a party.

         (y)      Compliance Report. Seller shall provide Buyer no later than
                  -----------------
                  the 30th day of each month, in a letter format acceptable to Buyer in its sole discretion, a compliance report demonstrating therein the calculations Seller utilized to determine its compliance with the financial covenants set forth in clauses (m), (n) and (o) of this Section 11 as of the end of the immediately preceding month.

         (z)      Sub-Limits. Seller shall not sell to Buyer any Eligible Assets
                  ----------
                  if, after giving effect to such Transaction, the aggregate principal balance of such Purchased Assets are in excess of any applicable Sub-Limit.

         (aa)     Escrow Imbalances. Seller will, no later than five (5)
                  -----------------
                  Business Days after learning (from any source) of any material imbalance in any escrow account, fully and completely correct and eliminate such imbalance including, without limitation, depositing its own funds into such account to eliminate any overdrawal or deficit.

         (bb)     Independence of Covenants. All covenants hereunder shall be
                  -------------------------
                  given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

12.      EVENTS OF DEFAULT

         If any of the following events (each, an "Event of Default") occur,
                                                   ----------------
         Seller and Buyer shall have the rights set forth in Section 13, as applicable:

         (a) Seller shall default in the payment of any Repurchase Price due or any amount under Section 5 when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

         (b) Seller shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by Buyer of such default, and such default shall have continued unremedied for one (1) Business Day; or

         (c) any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of Seller shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which
                                                              ----------
                  shall be considered solely for the purpose of determining the Asset Value of the Purchased Assets, unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

         (d)      Seller shall fail to comply with the requirements of 11(c),
                  Section 11(d), Section 11(e), Section 11(f), Section 11(h) (with respect to the Eligible Assets as a whole and not with respect to any single Eligible Asset) or Sections 11(i) through 11(w); and such default shall continue unremedied for a period of 5 Business Days from the earlier of (i) a responsible officer of Seller having knowledge of such default and (ii) Buyer giving notice to Seller of such default; or except as otherwise set forth in Sections 12(a), 12(b), 12(c) and 12(d), Seller shall fail to observe or perform any other covenant or agreement contained in this Agreement or any other Repurchase Document and such failure to observe or perform shall continue unremedied for a period of 10 Business Days from the earlier of (i) a responsible officer of Seller having knowledge of such default and (ii) Buyer giving notice to Seller of such default; or

         (e) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered against NCCC, NCMC or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof; or

         (f) an Act of Insolvency shall have occurred with respect to NCCC, NCMC or any of their Affiliates; or

         (g) the Custodial and Disbursement Agreement, the Account Agreement or any Repurchase Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by NCCC or NCMC; or

         (h) NCCC or NCMC shall grant, or suffer to exist, any Lien on any Purchased Item (except any Lien in favor of Buyer); or either the Purchased Items shall not have been sold to Buyer, or the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Purchased Items (but not the related Mortgaged Properties) in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

         (i) NCCC, NCMC or any of their Affiliates shall be in default under (i) any Indebtedness in an amount equal to $250,000 or more of NCCC or NCMC or of such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, (ii) any other contract to which NCCC or NCMC or such Affiliate is a party which default (1) involves the failure to pay a matured obligation in excess of $250,000, or
                  (2) permits the acceleration of the maturity of obligations in excess of $250,000 by any other party to or beneficiary of such contract, or (iii) any Seller-Related Obligation; or

         (j) any material adverse change in the Property, business or financial condition of NCCC or NCMC or any of their Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer's sole good faith discretion, constitutes a material impairment of Seller's ability to perform its obligations under this Agreement or any other Repurchase Document; or

         (k) the Initial Funding does not occur on or prior to August 1, 2001; or

         (l) upon (i) any material adverse change in the terms of or (ii) material reduction in amounts available to NCCC, NCMC or their Affiliates under any of the Existing Financing Facilities; or

         (m) upon any event of default or event which, with the passage of time or expiration of any grace periods, would constitute an event of default under any of the Existing Financing Facilities; or

         (n)      a Change of Control shall have occurred.

13.      REMEDIES

         (a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

                  (1) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

                  (2) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(1) of this
                           Section 13,

                                 (A) (i) Seller's obligations in such
                           Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date, and to pay all other amounts owed by Seller hereunder, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owed by Seller hereunder, and (iii) Seller shall immediately deliver to Buyer any Purchased Assets subject to such Transactions then in NCCC's or NCMC's possession or control;

                                 (B) to the extent permitted by applicable law,
                           the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price, (x) the Post-Default Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (ii) any proceeds from the sale of Purchased Assets applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13, and (iii) any amounts applied to the Repurchase Price pursuant to subsection (a)(4) of this Section 13); and

                                 (C) all Income actually received by Buyer
                           pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5(b)) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

                  (3) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial and Disbursement Agreement) and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request and Buyer shall have the right to appoint any Person to act as Servicer for the Purchased Assets. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

                  (4) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a)(1) of this Section 13), in the event Seller has not repurchased all Purchased Assets, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Assets subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to costs of related covering and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates.

                  (5) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 24, if Seller fails or refuses to perform its obligations as set forth therein.

                  (6) Seller shall be liable to Buyer, payable as and when incurred by Buyer, for (A) the amount of all actual out-of-pocket expenses, including legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and (B) all costs incurred in connection with hedging or covering transactions.

                  (7) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

         (b) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(1) and
                  (4) of this Section 13, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

         (c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's-length.

         (d) To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Seller to Buyer under this paragraph 13(d) shall be at a rate equal to the Post-Default Rate.

14.  INDEMNIFICATION AND EXPENSES

     (a) NCCC and NCMC, jointly and severally, agree to hold Buyer and its Affiliates and their present and former respective officers, directors, employees, agents, advisors and other representatives (each an "Indemnified Party") harmless from and indemnify any Indemnified Party
          -----------------
         against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (including counsel's fees and disbursements) (collectively, "Costs"), relating to or arising out of this Agreement,
                         -----
         any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each of NCCC and NCMC, jointly and severally, agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation the federal Truth in Lending Act and/or the federal Real Estate Settlement Procedures Act, that, in each case, results from anything other than the Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, each of NCCC and NCMC, jointly and severally, will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by NCCC or NCMC of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from NCCC or NCMC. Each of NCCC and NCMC, jointly and severally, also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of Buyer's rights under this Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel.

     (b) Subject to the second succeeding sentence, Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including legal fees) incurred by Buyer in connection with the development, preparation and execution of, any other Repurchase Document or any other documents prepared in connection herewith (the "Initial Costs"). Seller agrees to pay as and when billed
          -------------
           by Buyer all of the out-of-pocket costs and expenses (including legal fees) incurred by Buyer in connection with any amendment, supplement or modification to, this Agreement or any other Repurchase Document or any other documents prepared in connection therewith. Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation all fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder; provided that such expenses, together with the Initial Costs, shall not exceed $65,000 without the prior written consent of Seller which consent shall not be unreasonably withheld. Subject to the limitations set forth in
           Section 27, Seller agrees to pay Buyer all the out-of-pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 24 and 27.

15.   RECORDING OF COMMUNICATIONS

      Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.

16.   SINGLE AGREEMENT

      Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

17.      NOTICES AND OTHER COMMUNICATIONS

         Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein and under the Custodial and Disbursement Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by email, telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt.

18.      ENTIRE AGREEMENT; SEVERABILITY

         This Agreement together with the other Repurchase Documents constitute the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.      NON-ASSIGNABILITY

         The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by NCCC or NCMC without the prior written consent of Buyer, and any attempted assignment without such consent shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement.

20.      TERMINABILITY

         Except as set forth below, this Agreement may be terminated (a) by Seller upon giving written notice to Buyer and (b) by Buyer upon the occurrence of any event set forth in Section 3(b)(10) except that this Agreement shall, notwithstanding such notice, remain applicable to any Transaction then outstanding; provided that the Repurchase Date for any such Transaction outstanding shall be the earlier to occur of the original Repurchase Date pursuant to the applicable Confirmation and
         (ii) 20 days from the date of such notice of termination. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Section 14 shall survive the termination of this Agreement.

21.      GOVERNING LAW

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES.

22.      Submission To Jurisdiction; Waivers

         EACH OF BUYER, NCCC AND NCMC HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER REPURCHASE DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

         (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER

         PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

         (E) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER REPURCHASE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

23.      NO WAIVERS, ETC.

         No failure on the part of Buyer or Seller to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

24.      SERVICING

         (a) Each of NCCC and NCMC covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing Seller provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or
                  (iii) the transfer of servicing approved by Buyer.

         (b) If the Mortgage Loans are serviced by Seller, Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Mortgage Loans (the "Servicing
                                                                       ---------
                  Records"). Seller covenants to safeguard such Servicing
                  -------
                  Records and to deliver them promptly to Buyer or its designee (including Custodian) at Buyer's request.

         (c) If the Mortgage Loans are serviced by a person other than Seller (such third party the "Servicer"), Seller (i) shall, in
                                                --------
                  accordance with Section (3)(b)(7), provide a copy of the servicing agreement to Buyer, which shall be in form and substance acceptable to Buyer (the "Servicing Agreement"), and
                                                      -------------------
                  shall provide a Servicer Notice to the Buyer substantially in the form of Exhibit VIII hereto, fully executed by Seller and
                              ------------
                  the Servicer; and (ii) hereby irrevocably assigns to Buyer and Buyer's successors and assigns all right, title and interest of Seller in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Seller agrees that no Person shall assume the servicing obligations with respect to the Mortgage Loans as successor to the Servicer unless such successor is approved in writing by Buyer prior to such assumption of servicing obligations.

         (d) If the servicer of the Mortgage Loans is Seller, upon the occurrence of an Event of Default, Buyer shall have the right to terminate the Seller as servicer of the Mortgage Loans and transfer servicing to its designee, at no cost or expense to Buyer, at any time thereafter. If the servicer of the Mortgage Loans is not Seller, Buyer shall have the right, as contemplated in the applicable Servicer Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and transfer servicing to its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate such Servicing Agreement and to effectuate the transfer of servicing to the designee of Buyer.

         (e) After the Purchase Date, until the repurchase of any Mortgage Loan, Seller will have no right to modify or alter the terms of such Mortgage Loan and Seller will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, in each case except as provided in the Custodial and Disbursement Agreement.

         (f) In the event Seller or its Affiliate is servicing the Mortgage Loans, Seller shall permit Buyer to inspect Seller's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying Buyer that Seller or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

25.      INTENT

         (a)      The parties recognize that each Transaction is a "repurchase
                                                                    ----------
                  agreement" as that term is defined in Section 101 of Title 11
                  ---------
                  of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is
                                        -------------------
                  defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

         (b) It is understood that either party's right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

         (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in
                   ------------------------------
                  the Federal Deposit Insurance Act, as
                  amended ("FDIA"), then each Transaction hereunder is a
                            ----
                  "qualified financial contract," as that term is defined in
                   ----------------------------
                  FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

         (d)      It is understood that this Agreement constitutes a "netting
                                                                      -------
                  contract" as defined in and subject to Title IV of the Federal
                  --------
                  Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation
                    ------
                  under any Transaction hereunder shall constitute a "covered
                                                                      -------
                  contractual payment entitlement" or "covered contractual
                  -------------------------------      -------------------
                  payment obligation", respectively, as defined in and subject
                  ------------------
                  to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA or
                     ---------------------
                  regulations promulgated thereunder).

26.      BUYER'S REPRESENTATIONS

                  Buyer represents and warrants to Seller that as of the Effective Date and as of the Repurchase Date for the repurchase of any Purchased Assets by Seller from Buyer hereunder:

         (a)      Action. Buyer has all necessary corporate or other power,
                  ------
                  authority and legal right to execute, deliver and perform its obligations under each of the Repurchase Documents to which it is a party; the execution, delivery and performance by Buyer of each of the Repurchase Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part; and each Repurchase Document to which it is a party has been duly and validly executed and delivered by Buyer, and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer, in accordance with its terms.

         (b)      Approvals. No authorizations, approvals or consents of, and no
                  ---------
                  filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Buyer, of the Repurchase Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Repurchase Documents.

         (c)      No Breach. Neither (a) the execution and delivery of the
                  ---------
                  Repurchase Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Buyer in compliance with the terms and provisions thereof will conflict with or result in a breach of the organizational documents of Buyer, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority or other material agreement or instrument to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Property is bound or to which Buyer is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien upon any Property of Buyer, or any of its respective Subsidiaries pursuant to the terms of any such agreement or instrument.

     (d)  Purchased Assets. Immediately prior to the repurchase of any Purchased
          ----------------
          Assets by Seller, Buyer was the sole owner of such Purchased Assets and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the repurchase by Seller hereunder.

27.  NETTING

     If Buyer and Seller are "financial institutions" as now or hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder,

     (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

     (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting
                                                                     ----------
          Party") shall fail to honor any payment obligation under this
          -----
          Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any
           -------------------
          payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

28.  PERIODIC DUE DILIGENCE REVIEW

     Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day's) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such

     Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Buyer shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 28 ("Due Diligence Costs");
                                                      -------------------
     provided that, in the event that a Default or an Event of Default shall have occurred, Seller shall reimburse Buyer for all Due Diligence Costs for any and all reasonable out-of-pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 28.

29.  BUYER'S APPOINTMENT AS ATTORNEY-IN-FACT

     (a) Each of NCCC and NCMC hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by, but with notice to, Seller, to do the following:

          (1) in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance with respect to a Purchased Item or with respect to any other Purchased Items and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due under any such mortgage insurance with respect to a Purchased Item or with respect to any other Purchased Items whenever payable;

          (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Purchased Items;

          (3) (A) to direct any party liable for any payment under any Purchased Items to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct;
               (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Purchased Items; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Purchased Items; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Purchased Items or any proceeds thereof and to enforce any other right in respect of any Purchased Items; (E) to defend any suit, action or proceeding brought against Seller with respect to any Purchased Items; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Purchased Items as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer's option and Seller's expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Purchased Items and Buyer's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do;

          (4) after a Default or an Event of Default, to direct the actions of Custodian with respect to the Purchased Items under the Custodial and Disbursement Agreement; and

          (5) to execute, from time to time, in connection with any sale provided for in Section 13, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Purchased Items.

     Each of NCCC and NCMC hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. Until the occurrence of a Default or Event of Default, Buyer shall not direct a Servicer in its servicing of the Purchased Assets or commence any servicing actions with respect to the Mortgage Loans pursuant to this Section 28(a). Neither Buyer nor any of its officers, directors, employers or agents shall be responsible to Seller for any failure to act hereunder prior to a Default or Event of Default.

     (b) The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Purchased Items and Purchased Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

30.  MISCELLANEOUS

     (a) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial and Disbursement Agreement, this Agreement shall prevail.

     (b) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     (c) The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     (d)  Each of NCCC and NCMC hereby acknowledges that:

          (1) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Repurchase Documents;

          (2)  Buyer has no fiduciary relationship to Seller; and

          (3)  no joint venture exists between Buyer and Seller.

31.  CONFIDENTIALITY

     Seller hereby acknowledges and agrees that all information regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the "Confidential Terms") shall be kept confidential
                                ------------------
     and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) in the event of a Default or an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer's rights hereunder. The provisions set forth in this Section 30 shall survive the termination of this Agreement for a period of one year following such termination.

32.  CONFLICTS

     In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall
                                      -----
     prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail.

33.  SET-OFF.

     In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller to Buyer hereunder or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

34.  MOST FAVORED STATUS.
     -------------------

     The Sellers and the Buyer each agree that should either Seller enter into a repurchase agreement or credit facility with any Person other than the Buyer or an Affiliate of the

     Buyer which by its terms is more favorable to such other Person in respect of any of its provisions described in the following sentence (a "More
                                                                      ----
     Favorable Credit Agreement"), the terms of this Agreement shall be deemed
     --------------------------
     automatically amended to include each additional more favorable provision contained in such More Favorable Credit Agreement; provided, that in the
                                                        --------
     event that such More Favorable Credit Agreement is terminated, upon notice by the Sellers to the Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. The provisions to which this paragraph pertains are: (i) representations and warranties of either Seller with respect to itself (but not with respect to the Mortgage Loans), (ii) covenants of either Seller regarding the conduct of its business in general and its financial condition, and (iii) events defined as "events of default," or giving rise to substantially the same remedies as Events of Default hereunder. The Buyer and the Sellers further agree to execute and deliver an amendment to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon either Seller entering into a repurchase agreement, loan agreement or other credit facility with any Person other than the Buyer, the Sellers shall deliver to the Buyer a true, correct and complete copy of such repurchase agreement, loan agreement or other financing documentation.

35.  OBLIGATIONS JOINT AND SEVERAL.

     Each of NCCC and NCMC hereby acknowledges and agrees that it shall be jointly and severally liable to Buyer for all representations, warranties, covenants, obligations and indemnities of Seller hereunder.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.


                                     BUYER:
                                     -----


                                     CDC MORTGAGE CAPITAL INC.


                                     By: /s/ Adil Nathani
                                        ----------------------------------------
                                        Name:  Adil Nathani
                                        Title: Managing Director


                                     By: /s/ Carmine Creco
                                        ----------------------------------------
                                        Name:  Carmine Creco
                                        Title: Vice President


Address for Notices:                  with a copy to:
-------------------
9 West 57/th/ Street                  9 West 57/th/ Street
New York, NY 10019                    New York, NY 10019
Attn: Ray Sullivan                    Attn:  Al Zakes, Esq., General Counsel
Telecopier No.: (212) 891-3347        Telecopier No.: (212) 891-1922
Telephone No.: (212) 891-5815         Telephone No.: (212) 891-6137
Email: r.sullivan@cdcixis-cmna.com    Email: albert.zakes@cdcixis- cmna.com

                                    Exh.IX-1

                                     SELLER:
                                     ------

                                     NEW CENTURY MORTGAGE CORPORATION


                                     By: /s/ Kevin Cloyd
                                         ---------------------------------------
                                         Name:
                                         Title: Senior Vice President


                                     Address for Notices:
                                     -------------------
                                         18400 Von Karman, Suite 1000
                                         Irvine, California 92612
                                         Attn: Sean Carter, Esq.
                                         Telecopier No.: (949) 440-7033
                                         Telephone No: (949) 862-7749
                                         Email: scarter@ncen.com

                                     NC CAPITAL CORPORATION


                                     By: /s/ Kevin Cloyd
                                         ---------------------------------------
                                         Name:
                                         Title: President


                                     Address for Notices:
                                     -------------------
                                         18400 Von Karman, Suite 1000
                                         Irvine, California 92612
                                         Attn: Sean Carter, Esq.
                                         Telecopier No.: (949) 440-7033
                                         Telephone No: (949) 862-7749
                                         Email: scarter@ncen.com

                                    Exh.IX-2

          The undersigned guarantor hereby consents and agrees to the foregoing Amended and Restated Master Repurchase Agreement, dated as of May __, 2002:

                                     NEW CENTURY FINANCIAL CORPORATION

                                        By:  /s/ Patrick Flanagan
                                           -------------------------------------
                                           Name:
                                           Title: Executive Vice President

                                    Exh.IX-3